                                U.S. $70,000,000

                                CREDIT AGREEMENT

                            DATED AS OF JUNE __, 2000

                                  By and Among

                               GENMAR GABRIEL LTD
                                 GENMAR ZOE LTD
                               GENMAR MACEDON LTD
                              GENMAR SPARTIATE LTD
                                            as Borrowers, jointly and severally

                                       and

                                 AJAX II, L.P.,
                                            as Guarantor,

                                       and

              CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH,
                                            as Agent,

                                       and

                THE BANKS AND FINANCIAL INSTITUTIONS NAMED HEREIN
                                            as Lenders,

                                TABLE OF CONTENTS

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                                                                                                               PAGE
PARTIES...........................................................................................................1

PRELIMINARY STATEMENTS............................................................................................1

ARTICLE I  DEFINITIONS     2

   SECTION 1.01.           DEFINITIONS............................................................................2
   SECTION 1.02.           ACCOUNTING TERMS......................................................................12
   SECTION 1.03.           GOVERNING LANGUAGE....................................................................12
   SECTION 1.04.           COMPUTATION OF TIME PERIODS...........................................................12

ARTICLE II  AMOUNTS AND TERMS OF THE ADVANCES....................................................................12

   SECTION 2.01.           THE ADVANCES..........................................................................12
   SECTION 2.02.           MAKING THE ADVANCES...................................................................13
   SECTION 2.03.           GENERAL PROVISIONS....................................................................13
   SECTION 2.04.           INTEREST AND DEFAULT INTEREST.........................................................14
   SECTION 2.05.           REPAYMENTS; PREPAYMENTS...............................................................15
   SECTION 2.06.           INCREASED COSTS; ADDITIONAL INTEREST; ALTERNATE RATE OF INTEREST......................18
   SECTION 2.07.           PAYMENTS AND COMPUTATIONS.............................................................19
   SECTION 2.08.           TAXES.................................................................................20
   SECTION 2.09.           NOTES.................................................................................24
   SECTION 2.10.           FEES..................................................................................24

ARTICLE III  CONDITIONS OF LENDING...............................................................................24

   SECTION 3.01.           CONDITIONS PRECEDENT TO FIRST ADVANCE.................................................24
   SECTION 3.02            CONDITIONS PRECEDENT TO SECOND ADVANCE................................................28

ARTICLE IV  REPRESENTATIONS AND WARRANTIES.......................................................................29

   SECTION 4.01.           REPRESENTATIONS AND WARRANTIES OF THE BORROWERS AND THE GUARANTOR.....................29

ARTICLE V  COVENANTS; GUARANTY; ACCOUNT..........................................................................35

   SECTION 5.01.           AFFIRMATIVE COVENANTS.................................................................35
   SECTION 5.02.           NEGATIVE COVENANTS....................................................................38
   SECTION 5.03.           GUARANTY..............................................................................40
   SECTION 5.04.           SECURITY ACCOUNT......................................................................42

ARTICLE VI  DEFAULT        43

   SECTION 6.01.           EVENTS OF DEFAULT.....................................................................43


                                      -i-

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
   SECTION 6.02.           ASSIGNMENTS AS SECURITY...............................................................46
   SECTION 6.03.           DISTRIBUTION OF PROCEEDS..............................................................46
   SECTION 6.04.           CONTINUING SECURITY...................................................................47

ARTICLE VII  RELATION OF LENDERS; ASSIGNMENTS AND PARTICIPATIONS.................................................48

   SECTION 7.01.           LENDERS AND AGENT.....................................................................48
   SECTION 7.02.           PRO RATA SHARING......................................................................48
   SECTION 7.03.           SETOFF................................................................................48
   SECTION 7.04.           APPROVALS.............................................................................49
   SECTION 7.05.           EXCULPATION...........................................................................49
   SECTION 7.06.           INDEMNIFICATION.......................................................................50
   SECTION 7.07.           AGENT AS LENDER.......................................................................50
   SECTION 7.08.           NOTICE OF TRANSFER; RESIGNATION; SUCCESSOR AGENT......................................50
   SECTION 7.09.           CREDIT DECISION; NOT TRUSTEE..........................................................51
   SECTION 7.10.           ASSIGNMENTS AND PARTICIPATION.........................................................51

ARTICLE VIII  MISCELLANEOUS......................................................................................54

   SECTION 8.01.           AMENDMENTS............................................................................54
   SECTION 8.02.           NOTICES...............................................................................54
   SECTION 8.03.           NO WAIVER; REMEDIES...................................................................55
   SECTION 8.04.           COSTS, EXPENSES, FEES AND INDEMNITIES.................................................55
   SECTION 8.05.           JUDGMENT..............................................................................56
   SECTION 8.06.           CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.........................................57
   SECTION 8.07.           BINDING EFFECT; MERGER; SEVERABILITY; GOVERNING LAW...................................58
   SECTION 8.08.           COUNTERPARTS..........................................................................58
   SECTION 8.09.           WAIVER OF JURY TRIAL..................................................................58

Schedule I          -      List of Applicable Lending Offices

Schedule II         -      List of Shipbrokers

Exhibit A           -      Form of Promissory Note

Exhibit B           -      Form of Notice of Borrowing

Exhibit C           -      Form of Assignment and Acceptance

Exhibit D-1A-              Form of Bermuda Vessel Mortgage

Exhibit D-1B-              Form of Marshall Islands Vessel Mortgage


                                      -ii-

Exhibit D-2         -      Form of Earnings Assignment

Exhibit D-3         -      Form of Insurance Assignment

Exhibit D-4         -      Form of Security Account Assignment

Exhibit D-5         -      Form of Share Mortgage

Exhibit F-1         -      Form of Opinion of Poles, Tublin, Patestides & Stratakis LLP,  special counsel to the Borrowers and the Guarantor

Exhibit F-2         -      Form of Opinion of Appleby Spurling & Kempe, special Bermuda counsel

Exhibit F-3         -      Form of Opinion of Hunter & Hunter, special Cayman Islands counsel

Exhibit G           -      Form of Quarterly Compliance Certificate

                                CREDIT AGREEMENT

                  This Credit Agreement, dated as of June __, 2000 (the "Agreement"), is made and entered into by and among (i) GENMAR GABRIEL LTD ("Genmar Gabriel Ltd."), a company organized under the laws of the Cayman Islands, GENMAR ZOE LTD ("Genmar Zoe Ltd."), a company organized under the laws of the Cayman Islands, GENMAR MACEDON LTD ("Genmar Macedon Ltd."), a company organized under the laws of the Cayman Islands, GENMAR SPARTIATE LTD ("Genmar Spartiate Ltd."), a company organized under the laws of the Cayman Islands, jointly and severally (each a "Borrower" and together, the Borrowers"), (ii) AJAX II, L.P., a limited partnership organized under the laws of the Cayman Islands pursuant to a Limited Partnership Agreement dated September 2, 1999, as amended and restated on May 31, 2000 among Ajax II, LLC (formerly known as GenMar Ajax, LLC), a Delaware limited liability company, as Managing General Partner, GMC Administration Ltd., a Cayman Islands exempted company as Administrative General Partner, and OCM Ajax Investments, Inc., a Cayman Islands exempted company as Limited Partner (the "Guarantor"), (iii) the BANKS and FINANCIAL INSTITUTIONS listed on the signature pages hereof (each a "Lender" and collectively, the "Lenders") or, if applicable, in the Register maintained by CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH, a banking association organized and existing under the laws of the Kingdom of Norway, subject to
Article VII of this Agreement, as agent for the Lenders (the "Agent"), and (iv) CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH, a banking association organized and existing under the laws of the Kingdom of Norway, *as Arranger (the "Arranger"). Capitalized terms not otherwise herein defined shall have the respective meanings set forth below in Section 1.01.

                             PRELIMINARY STATEMENTS

                  (1) The Borrowers desire on a joint and several basis to borrow from the Lenders upon the terms and conditions set forth herein and to secure their obligations to the Lenders hereunder by granting to the Lenders or the Agent on behalf of the Lenders first preferred mortgages on the Vessels and other collateral as hereinbelow described.

                  (2) The Guarantor desires to guaranty all obligations of the Borrowers hereunder and to secure its guaranty by pledging all the issued and outstanding shares of the capital stock of the Borrowers in order to induce the Agent and the Lenders to execute and deliver this Agreement and advance the Loan.

                  (3) The Lenders have agreed severally, but not jointly, each for the maximum amount and in the percentage interest (as to each Lender, the "Percentage Interest") set forth immediately following the Lenders' names and signatures below or, if applicable, in the Register, to provide the Advances up to the maximum Commitment upon the terms and conditions set forth herein.

                  (4) The Lenders have requested the Agent, and the Agent has agreed, to act on behalf of the Lenders in accordance with the terms and conditions set forth herein.

                  Now, therefore, the Borrowers, jointly and severally, the Guarantor, the Lenders, the Arranger and the Agent hereby agree among themselves as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 DEFINITIONS. As used in this Agreement, each of the following terms shall have the respective meaning set forth below (such meanings, unless otherwise indicated, to apply to both the singular and plural forms of the terms defined):

                  "ADVANCE" means the aggregate of funds disbursed by the Lenders to the Borrowers on each of the First Drawdown Date and the Second Drawdown Date.

                  "AFFECTED LENDERS" has the meaning specified in Section
2.05(g).

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGENT" shall mean Christiania Bank og Kreditkasse ASA, New York Branch and any successor agent under this Agreement.

                  "AGREEMENT" means this Agreement, as it may be amended, supplemented or otherwise modified from time to time.

                  "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any of Borrowers or the Guarantor (together, the "Loan Parties" and each, a "Loan Party") to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement were being terminated early on such date of determination,
(ii) such Loan Party were the sole "Affected Party", and (iii) the Agent were the sole party determining such payment amount (with the Agent making such determination pursuant to the provisions of the form of the Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party party to such Hedge Agreement determined by the Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge

Agreement to the Loan Party party to such Hedge Agreement determined by the Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party exceeds (ii) the present value of the future cash flows to be received by such Loan Party pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law to close in New York, New York, London, England or in the city where the Payment Office is located.

                  "CAPITAL EXPENDITURES" means, for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by in the case of the Guarantor, the Guarantor and the Borrowers collectively, and in the case of any Borrower, such Borrower alone, during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of the Guarantor or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capital Leases) assumed or incurred in connection with any such expenditures.

                  "CAPITAL LEASE" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of the Guarantor or a Borrower, any such lease under which the Guarantor or a Borrower is the lessor.

                  "CHANGE OF OWNERSHIP" means the occurrence of any of the following: (a) OCM Ajax Investments, Inc. shall at any time for any reason cease to own less than fifty one percent (51%) of the Equity Interest in the Guarantor, or (b) OCM Ajax Investments, Inc. shall at any time for any reason cease to be an Affiliate of a fund managed by Oaktree Capital Management, LLC, or (c) the Guarantor shall at any time for any reason cease to be the record and beneficial owner of one hundred percent (100%) of the issued and outstanding shares of the capital stock of each Borrower.

                  "CLOSING DATE" means the First Drawdown Date, but not later than June 30, 2000.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "COLLATERAL" means, collectively, the Vessels as described in the granting clause of the Mortgages, and all additional security pledged to secure the Loan pursuant to the Loan Documents or such other related documents that may be entered into from time to time.

                  "COMMERCIAL MANAGEMENT AGREEMENT" means each of the four (4) agreements entered into between the relevant Borrower and the Commercial Manager in respect of the commercial management of such Borrower's Vessel, and "COMMERCIAL MANAGEMENT AGREEMENTS" means such four (4) Agreements collectively.

                  "COMMERCIAL MANAGER" means General Maritime Corporation, a New York corporation.

                  "COMMITMENT" has the meaning specified in Section 2.01.

                  "CONSOLIDATED EBITDA" means, with respect to the Guarantor and the Borrowers on a consolidated basis for any period, (A) the sum, of (i) Consolidated Net Income (or net loss), (ii) Consolidated Interest Expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, and
(vi) losses on sale of assets, LESS (B) gains on sale of assets, in each case, determined on a consolidated basis in accordance with GAAP for such period.

                  "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Guarantor and the Borrowers for any period, the aggregate amount of interest in respect of Debt (including amortization of original issue discount on any Debt and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with interest rate agreements; and Debt that is guaranteed by the Guarantor or any Borrower) and all but the principal component of rentals in respect of Capital Lease obligations paid, accrued by the Guarantor or any Borrower during such period, determined on a consolidated basis in conformity with GAAP.

                  "CONSOLIDATED NET INCOME" means, with respect to the Guarantor and the Borrowers for any period, the net income of the Guarantor and the Borrowers determined on a consolidated basis in accordance with GAAP.

                  "CONTINGENT OBLIGATIONS" means, with respect to any Person, any obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "DEBT" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under Capital Leases, (f) all obligations of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference PLUS accrued and unpaid dividends, (h) all obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations.

                  "DEFAULT" means any event or condition that, with the giving of notice, the lapse of time or both, would become an Event of Default.

                  "DOLLARS" and "$" mean the lawful and freely transferable currency of the United States of America.

                  "DRAWDOWN DATE" shall mean either the First Drawdown Date or the Second Drawdown Date, as the case may be.

                  "EARNINGS ASSIGNMENT" means the assignment of a Vessel's earnings by the relevant Borrower to the Agent on behalf of the Lenders, substantially in the form of Exhibit D-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "ELIGIBLE ASSIGNEE" means (i) a commercial bank, savings and loan institution, insurance company or financial institution organized under the laws of the United States, or any State thereof, which bank has both assets in excess of One Billion Dollars ($1,000,000,000) and combined capital and surplus in excess of Fifty Million Dollars ($50,000,000), or which insurance company or financial institution has total assets in excess of One Billion Dollars ($1,000,000,000), (ii) a commercial bank organized under the laws of any other country which is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, which bank has a combined capital and surplus (or the equivalent thereof under the accounting principles applicable thereto) in excess of Fifty Million Dollars ($50,000,000), provided that such bank is acting through a branch or agency located in the United States, the Cayman Islands, the country in which it is organized, or another country which is also a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, (iii) the central bank of any country which is a member of the OECD, or (iv) a finance company, insurance company or other financial institution or a fund (x) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, has total assets in excess of Five Hundred Million Dollars ($500,000,000), is doing business in the United States and is organized under the laws of the United States, or any State thereof, or under the laws of any member country of the OECD or (y) whose obligations hereunder are unconditionally guaranteed by an entity meeting such criteria.

                  "EQUITY INTEREST" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control with such Person within the meaning of Section 414 of the Code, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "EVENT OF DEFAULT" means any of the events specified as such in Section 6.01 of this Agreement.

                  "EVENT OF LOSS" means any of the following events: (x) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel; or (y) the capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, a Vessel. An Event of Loss shall be deemed to have occurred (i) in the event of an actual loss of a Vessel, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date which such Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Vessel, at the time and on the date of the event giving rise to such damage; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same. Notwithstanding the foregoing, if such Vessel shall have been returned to the Borrower following any event referred to in clause (y) above prior to the date upon which payment is required to be made under Section 2.05(d) hereof, no Event of Loss shall be deemed to have occurred by reason of such event.

                  "FIRST DRAWDOWN DATE" shall mean the date, prior to the Termination Date, on which the first Advance is made to the Borrowers pursuant to this Agreement and specified in the relevant Notice of Borrowing.

                  "GAAP" means at any time generally accepted United States accounting principles at such time.

                  "GENMAR CREDIT AGREEMENT" has the meaning specified in Section 4.01(j).

                  "HEDGE AGREEMENT" means any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contracts and other hedging agreement.

                  "INCORPORATION JURISDICTION" means as to any Person its jurisdiction of incorporation or legal organization.

                  "INDEMNIFIED TAXES" has the meaning specified in Section 2.08(e).

                  "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, by which a present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

                  "INSURANCE ASSIGNMENT" means the assignment of a Vessel's insurance by the relevant Borrower to the Agent on behalf of the Lenders, substantially in the form of Exhibit D-3, as the same may be amended, supplemented or otherwise modified from time to time.

                  "INTEREST PAYMENT DATE" means with respect to the Loan (i) the Maturity Date, and (ii) any other day the principal amount of the Advance matures and becomes due and payable, and

(iii) the last day of each Interest Period, except (x) with respect to Interest Periods having a duration of more than three (3) months, in which case an Interest Payment Date shall occur every three months commencing on the last day of the immediately preceding Interest Period, and (y) the first Interest Payment Date on the Advance made on the Second Drawdown Date, shall be the next scheduled Interest Payment Date respecting the Advance made on the First Drawdown Date.

                  "INTEREST PERIOD" means, in respect of the Loan, each period selected by the Borrowers, or each period that is otherwise in effect, as the case may be, pursuant to Section 2.03(d) hereof. The duration of each such Interest Period shall be such period as determined in accordance with the provision of Section 2.03(d) hereof.

                  "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interest or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "DEBT".

                  "LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

                  "LIBOR RATE" means, for an Interest Period, the offered rate (rounded upward to the nearest 1/16 of one percent) for deposits of Dollars for a period equivalent to such Period at or about 11:00 A.M. (London time) on the second Business Day before the first day of such Period as is displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) dated August 1985)); PROVIDED that if on such date no such rate is so displayed, the LIBOR Rate for such Period shall be the rate determined by the Agent to be the rate of interest per annum equal to the rate per annum at which deposits in United States Dollars are offered by the principal office of Christiania Bank og Kreditkasse ASA to prime banks in the London interbank market at 11:00 A.M. (London time) on the second Business Day before the first day of such Interest Period for a term equal to such Interest Period and in an amount substantially equal to such portion of the Loan. If at any time the Agent shall determine that by reason of circumstances affecting the London interbank market (i) adequate and reasonable means do not exist for ascertaining the LIBOR Rate for succeeding Interest Period, or (ii) the making or continuance of the Loan at the LIBOR Rate has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market, the Agent shall so notify the Lenders and the Borrowers. Upon the occurrence of such circumstances, the LIBOR Rate shall mean the rate established pursuant to

Section 2.06(d) hereof until such time as a LIBOR Rate may be determined by reference to the London interbank market in the reasonable opinion of the Agent.

                  "LIEN" means any lien, charge, easement, claim, mortgage, Option, pledge, right of first refusal, right of usufruct, security interest, servitude, transfer restriction or other encumbrance or any restriction or limitation of any kind (including, without limitation, any adverse claim to title, conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "LOAN" means the principal amount of Advances outstanding from time to time.

                  "LOAN DOCUMENT" means any of, and "LOAN DOCUMENTS" mean each of, this Agreement, the Notes, and the Security Documents.

                  "LOSS TERMINATION DATE" has the meaning specified in Section 2.05(d).

                  "MAJORITY LENDERS" means at any time Lenders holding at least 51% of the then aggregate unpaid principal amount of the Notes held by Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments (PROVIDED that, for purposes hereof, none of the Guarantor, the Borrowers, or any of their Affiliates, if a Lender, or any Note held by any of them, shall be included in (i) the Lenders holding such amount of the Notes or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Loan or the total Commitments).

                  "MANAGING GENERAL PARTNER" means Ajax II, LLC (formerly known as GenMar Ajax LLC), a Delaware Limited Liability company.

                  "MATURITY DATE" means the fifth anniversary of the First Drawdown Date.

                  "MORTGAGED PROPERTY" means the relevant Vessel as described in the granting clause of each Mortgage.

                  "MORTGAGEE" means together Christiania Bank og Kreditkasse ASA, New York Branch, Deutsche Schiffsbank Aktiengesellschaft, Hamburgische Landesbank - Girozentrale and Vereins- und Westbank AG.

                  "MORTGAGES" means collectively the Bermuda statutory mortgage and related deed of covenants executed by Genmar Gabriel Ltd. over the vessel GENMAR GABRIEL and the Marshall Islands first preferred mortgages executed by the relevant Borrower over the Vessel GENMAR ZOE, the Vessel GENMAR MACEDON and the Vessel GENMAR SPARTIATE, each as delivered to the Mortgagee for the benefit of the Lenders, substantially in the forms attached hereto as Exhibits D-1A or D1-B, respectively, as the same may from time to time be amended, supplemented or otherwise modified, and "MORTGAGE" means any one of them.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a Person or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

                  "NOTES" mean all the Secured Promissory Notes of the Borrowers, substantially in the form attached hereto as Exhibit A, as any such Note may be replaced, amended, supplemented or otherwise modified from time to time and Note means any one of them. Each Note shall be dated the First Drawdown Date, be in favor of one Lender, and shall be in a principal amount equal to the maximum commitment of such Lender.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "OBLIGATIONS" mean all obligations, including but not limited to, all principal, interest, fees, expenses and other obligations set forth in
Article II, Section 5.03 and Section 8.04 hereof, of every nature of the Borrowers and the Guarantor from time to time owed to the Agent, any of the Lenders, or all of them, under any of the Loan Documents.

                  "OPTION" means (1) any right to buy or sell specific property in exchange for an agreed upon sum, (2) any right to receive funds, the amount of which is determined by reference to the value of capital stock or the purchase price thereof, (3) any right of the type or kind referred to as a "phantom stock right," and (4) any other right commonly known or referred to as an "option."

                  "OTHER TAXES" has the meaning specified in Section 2.08(d).

                  "PAYMENT OFFICE" means the office of the Agent located at 11 West 42nd Street, 7th Floor, New York, New York, U.S.A., or any other office or Affiliate of the Agent hereafter selected by the Agent and notified to the Borrowers from time to time by the Agent.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any entity or entities succeeding to any or all its functions under ERISA.

                  "PERCENTAGE INTEREST" shall have the meaning set forth in Preliminary Statement (3) of this Agreement.

                  "PERSON" means any individual, corporation, partnership, business trust, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof.

                  "PLAN" means, at any time, any employee pension benefit plan maintained by a Person, any of its Subsidiaries, or any ERISA Affiliate of such Person or its Subsidiaries, which employee pension benefit plan is covered by Title IV of ERISA or is subject to the minimum funding standards of the Code.

                  "PRINCIPAL PAYMENT DATE" means the day occurring three months after the First Drawdown Date and the corresponding day of the month falling every three months thereafter to and including the Maturity Date.

                  "REGISTER" shall have the meaning set forth in Section 7.10(d) of this Agreement.

                  "SECOND DRAWDOWN DATE" shall mean the date, prior to the Termination Date, on which the second Advance is made to the Borrowers pursuant to this Agreement and specified in the relevant Notice of Borrowing.

                  "SECURITY ACCOUNT" shall have the meaning set forth in Section
5.04 hereof.

                  "SECURITY ACCOUNT ASSIGNMENT" means each charge of accounts executed by each Borrower in favor of the Agent on behalf of the Lenders respecting such Borrower's Security Account, substantially in the form of Exhibit D-4, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SECURITY DOCUMENTS" means each Mortgage, Earnings Assignment, Insurance Assignment and Security Account Assignment, and the Share Mortgage.

                  "SHARE MORTGAGE" means the Share Mortgage executed by the Guarantor in favor of the Agent on behalf of the Lenders over all the issued and outstanding shares of the capital stock of the Borrowers, substantially in the form of Exhibit D-5, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SOLVENT" means with respect to any Person on a particular date, that on such date the value of the assets of such Person is greater than the total amount of liabilities of such Person.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership or other business entity of which a majority of the voting power entitled to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries, or a combination thereof.

                  "TAXES" has the meaning specified in Section 2.08(a).

                  "TECHNICAL MANAGEMENT AGREEMENT" means each of the four (4) agreements entered into between the relevant Borrower and the relevant Technical Manager in respect of the technical management of such Borrower's Vessel, and "TECHNICAL MANAGEMENT AGREEMENTS" means such four (4) agreements collectively.

                  "TECHNICAL MANAGER" means Universe Tankships (Delaware), Inc., with respect to the GENMAR GABRIEL and United Overseas Tankers Ltd. with respect to the other Vessels.

                  "TERMINATION DATE" means July 31, 2000.

                  "TRANSACTION" means the extension of the credit facility contemplated by the Loan Documents.

                  "VESSEL" means any of, and "VESSELS" means all of, the Bermuda flag vessel M/T GENMAR GABRIEL, Official Number 731277, the Marshall Islands flag vessel M/T GENMAR MACEDON, Official Number 1308, the Marshall Islands flag vessel M/T GENMAR SPARTIATE, Official Number 1457 and the Marshall Islands flag vessel M/T GENMAR ZOE, Official Number 1250.

                  "WITHDRAWAL LIABILITY" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied.

                  SECTION 1.03 GOVERNING LANGUAGE. All documents, notices and demands and financial statements to be delivered by any Person to the Agent or any Lender pursuant to this Agreement shall be in the English language.

                  SECTION 1.04 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding".

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01 THE ADVANCES. Upon the terms and subject to the conditions set forth in this Agreement, each Lender agrees severally, but not jointly, to make its Percentage Interest of the Advances to the Borrowers on any Business Day during the period from the Closing Date until the Termination Date in an aggregate amount not to exceed the amount set opposite such Lender's name on the page immediately following the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender, in the Register maintained by the Agent, as such amount may be reduced pursuant to this Section 2.01 (such Lender's "Commitment"). Each Advance shall consist of the funds disbursed in the aggregate by the Lenders in accordance with each Lender's Percentage Interest of the amount of each Advance requested by the Borrowers in the relevant Notice of Borrowing. Each Advance shall not exceed the following: (i) on the First Drawdown Date, an amount not to exceed Fifty-One Million Dollars ($51,000,000) in the aggregate, and (ii) on the Second Drawdown Date, an amount not to exceed

Nineteen Million Dollars ($19,000,000) in the aggregate. Any amount of the Commitment not borrowed on the First Drawdown Date or the Second Drawdown Date shall not be available for borrowing thereafter, and such original Commitments of the Lenders shall terminate in respect of such undrawn amounts.

                  SECTION 2.02 MAKING THE ADVANCES. (a) Each Advance shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed funding, by the Borrowers to the Agent, which shall give to each Lender prompt notice thereof by telecopier. Such Borrowers' notice (a "Notice of Borrowing") shall be by telecopier confirmed immediately in writing, substantially in the form of Exhibit B hereto, specifying therein (i) the requested date of the Advance, (ii) the aggregate amount of the Advance to be extended on such date, (iii) the initial Interest Period for such Advance and (iv) disbursement instructions. Each Lender shall, before 11:00 A.M. (New York City time) on the requested Advance date, make available to the Agent at its Payment Office in same day funds, such Lender's Percentage Interest of the requested Advance. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such Advance available to the Borrowers at the Agent's aforesaid address.

                  (b) The total amount to be made available by each Lender shall never exceed the Commitment of such Lender, and the funding of each Advance by each Lender shall always be in accordance with such Lender's Percentage Interest of the total Advance requested as set forth on the page immediately following the signature pages hereof or, if applicable, in the Register.

                  (c) Unless the Agent shall have received written notice from a Lender prior to the relevant Drawdown Date that such Lender will not make available to the Agent such Lender's Percentage Interest of the Advance, the Agent may assume that such Lender has made such portion available to the Agent on the relevant Drawdown Date in accordance with subsection (a) of this Section 2.02, and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Percentage Interest available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers by the Agent until the date such amount is repaid to the Agent, at (i) in the case of the Borrowers, the interest rate applicable to such Advance and (ii) in the case of such Lender, the Agent's cost of funds as certified by the Agent to such Lender. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Percentage Interest of an Advance as part of its Commitment for purposes of this Agreement.

                  SECTION 2.03 GENERAL PROVISIONS. (a) The Borrowers shall have no right to borrow, and no Lender shall have any obligation to lend, any amount whatsoever on or after the Termination Date. No amount of principal paid or prepaid in respect of the Loan may be reborrowed.

                  (b) The failure of any Lender to advance its Commitment in respect of any Advance shall not relieve it or any other Lender of the obligation to advance its Commitment, but no Lender or the Agent shall be responsible for the failure of any other Lender to advance its Commitment to the Borrowers.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrowers. If for any reason on the relevant Drawdown Date for the Advance specified in the relevant Notice of Borrowing, any corresponding Advance is not made as a result of any failure to fulfill on or before such Drawdown Date the applicable conditions precedent, the Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of such failure, including, without limitation, any loss, cost or expense incurred by reasons of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender on the relevant Drawdown Date.

                  (d) The Borrowers shall, collectively by telefax notice to be received by the Agent by 11:00 A.M. New York Time at least three (3) business days prior to the commencement of each such successive period, elect an Interest Period of one, three or six months duration or such longer period with the consent of the Lenders, for the Loan, PROVIDED (i) the final Interest Period shall end on the Maturity Date; (ii) the Interest Period for the Advance made on the Second Drawdown Date shall commence on such date and end on the last day of the Interest Period then in effect for the first Advance, (iii) thereafter the Loan shall have only a single Interest Period; (iv) if the Borrower shall fail to elect an Interest Period as herein provided, the relevant Interest Period shall be one (1) month; (v) so long as any Event of Default has occurred and is continuing, the Agent shall elect the relevant Interest Period, which may be less than one month; and (vi) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

                  SECTION 2.04 INTEREST AND DEFAULT INTEREST. (a) The Borrowers shall pay interest on the unpaid principal amount of the Loan from the respective Drawdown Dates until the principal amount of is paid in full, payable on each Interest Payment Date. Notwithstanding the preceding sentence of this
Section 2.04(a), all interest accrued on any balance of the Loan outstanding on the Maturity Date shall be paid on the Maturity Date.

                  (b) As long as any portion of the Loan shall be outstanding, and payment of the principal thereof and interest thereon shall not be in default, interest thereon shall be payable at an interest rate which shall be adjusted, in advance on the first day of each Interest Period therefor, and which shall be determined as follows:

                  (i) with respect to any Advance hereunder, the Borrowers shall pay interest thereon at the rate of interest determined by the Agent to be one and three fourths of one percent (1.75%) over the LIBOR Rate;

                  (ii) the Agent shall give prompt telefax notice to the Borrowers and the Lenders of any applicable interest rate determined in accordance with the provisions of this Section 2.04(b);

                  (c) In the event that the Agent or any Lender does not receive on the due date any sum due under this Agreement or any of the other Loan Documents in accordance with the terms hereof or thereof, the Borrowers shall pay to the Agent and such Lenders, as the case may be, on demand, interest on such sum, from and including the due date thereof to but not including the date of actual payment, at a rate per annum determined by the Agent from time to time to be three and three-fourths percent (3.75%) over the LIBOR Rate. Except as otherwise provided in the following subsection (d), any such interest which is not paid when due shall be compounded at the end of each Interest Period (both before and after any notice of demand) by the Agent on behalf of the Lenders under this Agreement.

                  (d) Notwithstanding any provision contained in any of the Loan Documents, no Lender nor the Agent shall ever be entitled to receive, collect, or apply, as interest on the Obligations, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event any Lender or the Agent ever receives, collects, or applies as interest, any such excess, such amount which would be excessive interest shall be applied to the reduction of the Obligations then outstanding, and, if the Obligations then outstanding are paid in full, any remaining excess shall forthwith be paid to the Borrowers. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, the Borrowers and the Lender or the Agent, as the case may be, shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude any voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Loan so that the interest rate is uniform throughout the entire term of the Loan.

                  SECTION 2.05 REPAYMENTS; PREPAYMENTS. (a) The Borrowers shall repay the principal amount of the Loan by making twenty (20) equal successive quarterly installment payments of principal, each such installment being in the amount of Two Million Dollars ($2,000,000). Each installment shall be paid on each Principal Payment Date. The Borrowers shall make an additional installment payment in the amount of Thirty Million Dollars ($30,000,000) on the Maturity Date. In any event, the aggregate principal amount of the Loan and all other Obligations hereunder shall be paid in full on the Maturity Date.

                  (b) The Borrowers may, upon at least three (3) Business Days notice to the Agent and the Lenders received by 11:00 A.M. New York time, and subject always to the requirements of Section 8.04(b), prepay the outstanding amount of the Loan, in whole or in part, together, in each case, with accrued interest to the date of such prepayment on the amount prepaid, PROVIDED that any such partial prepayment shall be in a principal amount of integral multiples of Five Hundred Thousand Dollars ($500,000). All prepayments shall be applied to outstanding installment of principal, including the additional installment referred to in Section 2.05(a), in inverse order of maturity.

                  (c) If it shall become unlawful for any Lender to continue to fund or maintain its Loan or to perform its obligations hereunder, such Lender shall notify the Borrowers and the Agent, and such Lender shall use all reasonable efforts to change its lending office so that it can perform its obligations hereunder; PROVIDED that such Lender shall not be obligated to change its Lending Office if in its sole reasonable judgment it would be disadvantageous to do so. If such Lender does not change its Lending Office because it determines in its sole reasonable judgment that it is disadvantageous to do so or because such change would not render such Loan lawful, then such Lender shall notify the Agent and the Borrowers shall prepay in full the outstanding Loan made by such Lender, with accrued interest thereon and all other amounts payable by the Borrowers hereunder, and upon such demand or any notice of prepayment the obligation of such Lender to make any Advance or maintain any Loan to the Borrowers shall terminate.

                  (d) If an Event of Loss occurs, the Borrowers shall give prompt written notice to the Agent of such Event of Loss. Upon the earlier of
(i) the date the Borrower whose Vessel suffered the Event of Loss or the Mortgagee or the Agent receives all insurance proceeds in respect of such Event of Loss or (ii) 120 days after the date on which such Event of Loss shall be deemed to have occurred (the "Loss Termination Date"), the Borrowers will pay to or on the order of the Agent, an amount equal to the higher of (y) an amount equal to the outstanding principal amount of the Loan multiplied by a fraction, the numerator of which is the FMV of the Vessel which suffered an Event of Loss, and the denominator of which shall be the aggregate FMV of all Vessels then mortgaged to the Security Trustee, each FMV being determined by reference to the most recent opinions delivered to or obtained by the Agent pursuant to Section 5.01(c)(viii) prior to such Event of Loss and (z) the total insurance proceeds received by the relevant Borrower, the Mortgagee or the Agent respecting such Event of Loss. Notwithstanding anything to the contrary, if the Borrowers receive any part of the insurance proceeds after having partially prepaid the outstanding principal amount of the Loan as above provided in this paragraph
(d), the Borrowers shall immediately pay to or on the order of the Agent, an amount equal to the difference between the total insurance proceeds received and the amounts paid pursuant to (y) above. If the Event of Loss occurs on or prior to the First Drawdown Date, the Commitment shall be terminated. In addition to the relevant amount set forth above, the Borrowers shall pay to the Agent on the Loss Payment Date any Obligations due hereunder or under any Loan Document other than principal or interest. All prepayments received after an Event of Loss shall be applied as provided in Sections 2.05(b) and 6.03.

                  (e) Against the payment obligations of the Borrowers under the preceding paragraph, there shall be credited all payments received in respect of such Event of Loss including all insurance proceeds received prior to the Loss Termination Date by the Mortgagee or the Agent. So long as there is no Event of Default or Default, all insurance proceeds received by the Mortgagee or the Agent after the payments described in the preceding paragraphs have been made shall be disbursed by the Agent to the Borrowers. If a Default exists and insurance proceeds are received by the Agent after the payments required by the preceding paragraph have been made, the Agent shall hold such proceeds until either (x) such Default no longer exists, in which case, such proceeds shall be disbursed to the Borrowers, or (y) such Default has matured into an Event of Default, in which case proceeds shall be treated in accordance with the sentence next following. So long as an Event of Default shall have occurred and continues, all insurance proceeds received by the Agent shall be applied in accordance with Section 6.03 hereof.

                  (f) No Borrower may sell, transfer, or dispose of its Vessel without first obtaining the written consent of the Agent to such sale, transfer, or disposition. If any Vessel is sold with the prior written consent of the Agent, then on the date that such sale is consummated, the Borrowers shall pay to or on the order of the Agent the higher of (x) the proceeds received by the relevant Borrower net of third party commissions or (y) the relevant amount set forth in subclause (y) of Section 2.05(d), together with any Obligations due hereunder or under any Loan Document other than principal or interest.

                  (g) If at any time the Borrowers shall, or may reasonably be expected to, be required to deduct and withhold, or indemnify any Lender with respect to, any Taxes (as defined in Section 2.08) (in each case, as evidenced by an opinion reasonably satisfactory in form and substance to the Agent and the Lenders from independent tax counsel reasonably satisfactory to the Agent and the Lenders) the Borrowers may, upon at least three (3) Business Days notice to the Agent and the Lenders, prepay at any time, the outstanding principal amount of the Loan, in whole or in part, together with accrued interest to the date of prepayment on the amount prepaid and all other Obligations due hereunder or under any Loan Document; PROVIDED, THAT if such Taxes relate to payments to fewer than all the Lenders (the "AFFECTED LENDERS"), the Borrowers may, upon at least three (3) Business Days notice to the Agent and the Affected Lenders, prepay, in whole or in part (except as set forth in the following provision), the outstanding principal amount of the Loan made or maintained by the Affected Lenders, with accrued interest thereon and all other Obligations due hereunder or under any Loan Document payable to the Affected Lenders by the Borrowers (without prepaying any portion of any Loan made or maintained by any Lender that is not an Affected Lender); PROVIDED FURTHER, that if the rate of Taxes with respect to any Affected Lender is higher than with respect to another Affected Lender, the Borrowers may prepay any portion of the Loan made or maintained by the former Affected Lender without prepaying any portion of the Loan made or maintained by the latter Affected Lender. The Agent shall give prompt written notice to the Lenders of any prepayments made under this paragraph (g).

                  (h) If on the last Business Day of each fiscal quarter the AGGREGATE amount of all cash and cash equivalents on deposit in all of the Security Accounts exceeds Five Million Dollars ($5,000,000), then on such date the Agent shall, on behalf of the Lenders, deduct such excess from the relevant Security Account or Security Accounts and apply the same to prepayment of installments of principal outstanding under the Loan, in inverse order of maturity, starting with the additional installment referred to in Section 2.05(a); PROVIDED, HOWEVER, that if no Default has occurred and is continuing hereunder, then the total amount that the Agent shall so deduct and apply pursuant to this Section 2.05(h) during the term of the Loan shall be limited to Five Million Dollars ($5,000,000).

                  SECTION 2.06 INCREASED COSTS; ADDITIONAL INTEREST; ALTERNATE RATE OF INTEREST. (a) If on or after the Closing Date due to (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve or capital adequacy requirements, BUT NOT INCLUDING a change related to Indemnified Taxes, as such terms are defined in
Section 2.08 hereof) in, or in the interpretation of, any laws regulations, policies, guidelines or directives or (ii) the compliance by any Lender with any guideline or request (not including any guideline or request with respect to Indemnified Taxes) from any central bank or other governmental authority, whether or not having the force of law, there shall be any increase in the cost to, or reduction in the return on capital of any Lender in consequence of, any Lender of agreeing to make or making, funding or maintaining an Advance or its portion of the Loan, then the Borrowers shall from time to time, upon demand by such Lender, pay to the Lender additional amounts sufficient to indemnify such Lender against such increased cost or reduction in the return on capital.

                  (b) If any Lender shall determine in good faith that reserves under Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, are required to be maintained by it in respect of, or a portion of its costs of maintaining reserves under Regulation D is properly attributable to, one or more of its Advances or its portion of the Loan, such Lender shall give notice to the Borrowers, together with a certificate as described below in Section 2.06(c) and the Borrowers shall pay to such Lender additional interest on the unpaid principal amount of such Advance or Loan, payable on the same day or days on which interest is payable on such Loan, at an interest rate per annum equal at all times during each Interest Period for such Advance or Loan to the excess of (i) the rate obtained by dividing the applicable interest rate for such Interest Period by a percentage equal to 100% minus the Reserve Percentage (defined in the next sentence), if any, applicable during such Interest Period over (ii) the applicable interest rate for such Interest Period. The "Reserve Percentage" for any such period with respect to any Loan, means the reserve percentage applicable thereto under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to (i) liabilities or assets consisting of or including eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, and having a term equal to any such period, or (ii) any other category of liabilities which includes deposits by reference to which the interest rate on such Advance or Loan is determined and which have a term equal to any such period.

                  (c) A certificate as to the amount of any such increased cost, increased interest or reduced return under this Section 2.06, submitted to the Borrowers and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Before making any demand under paragraph
(a) or (b) of this Section 2.06, the Lender shall designate as to itself a different lending office if such designation would avoid the need for, or reduce the amount of such increased cost or interest, and will not, in the sole reasonable judgment of such Lender, be otherwise disadvantageous to it.

                  (d) If the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period, then the Agent shall give notice thereof to the Lenders and the Borrowers by telephone or telecopy as promptly as practicable thereafter, whereupon, during the period of thirty calendar days next succeeding the date of any such notice, the Agent (in consultation with the Lenders) and the Borrowers will negotiate in good faith for the purpose of agreeing upon an alternative, mutually acceptable basis for determining the interest rate for such Interest Period. If at the expiry of said thirty-day period the Agent, the Lenders and the Borrowers have agreed upon such Interest Rate, then such Interest Rate shall be retroactive to and take effect from the beginning of such Interest Period. If at the expiry of said thirty-day period, such means of determining the interest rate shall not have been agreed upon as aforesaid, then on such thirtieth day, the Borrowers shall prepay all Obligations owed hereunder or under any other Loan Document. The interest shall be one and three fourths of one percent (1.75%) over the rate each Lender has determined to be its cost of funding the Loan during such thirty-day period.

                  SECTION 2.07 PAYMENTS AND COMPUTATIONS. (a) The Borrowers and the Guarantor, as the case may be, shall make each payment hereunder and under any instrument delivered hereunder (except as otherwise provided in any such instrument) not later than 12:00 noon New York City time on the day when due in lawful and freely transferable Dollars to the Agent at the Payment Office in same day funds. The Agent shall promptly disburse to the Lenders funds of such type as it shall have received in the manner provided by this Agreement.

                  (b) The Borrowers and the Guarantor hereby authorize the Agent and each Lender, if and to the extent payment is not made when due hereunder or under any instrument delivered hereunder, to charge from time to time against any or all of any Borrower's or Guarantor's accounts with the Agent or such Lender, as the case may be, any amount so due after expiry of all applicable grace periods.

                  (c) All computations of interest and fees shall be made by the Agent and the Lenders on the basis of a year of 360 days for the actual number of days (including the first day [but excluding the last day]) occurring in the period for which such interest is payable.

                  (d) Whenever any payment to be made hereunder or under any instrument delivered hereunder shall be stated to be due, or whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, such payment shall be made, and the last day of such Interest Period shall occur, on the next succeeding Business Day, and any such extension of time shall in all cases be taken into account in the computation of payment of interest due hereunder or otherwise; PROVIDED, HOWEVER, if such extension would extend the maturity date of the Loan or would cause such payment to be made, or the last day of any Interest Period to occur, in a new calendar month, payment shall be made, and the last day of any such Interest Period shall occur, on the next preceding Business Day.

                  SECTION 2.08 TAXES. (a) Any and all payments made by the Borrowers or the Guarantor hereunder or under any other Loan Document or under any instrument delivered hereunder or thereunder shall be made free and clear of and without deduction for or withholding of any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding in the case of each Lender taxes described in paragraph (f) of this Section 2.08 (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES").

                  (b) If the Borrowers are required by law to deduct or withhold any Tax from or in respect of any sum payable hereunder or under any other Loan Document or under any instrument delivered hereunder or thereunder,
(i) the sum payable shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.08) each of the Agent and each Lender receives on an after-tax basis an amount equal to the sum it would have received on an after-tax basis had no such deduction or withholding been made, (ii) the Borrowers or the Guarantor, as the case may be, shall make such deduction and withholding and (iii) the Borrowers or the Guarantor, as the case may be, shall pay the full amount deducted and withheld to the relevant taxation authority or other authority in accordance with applicable law.

                  (c) Each Lender that is not a "United States Person" (as defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended, shall deliver to the Borrowers on the Closing Date two duly executed copies of Internal Revenue Service Form 1001 or 4224 or W-8 (or applicable successor form), whichever form is applicable evidencing such Lender's qualification for a complete exemption from United States Federal income tax withholding on all payments of interest on the Note.

                  (d) In addition, the Borrowers agree to pay, to indemnify each Lender on an after-tax basis for and to defend each Lender from, any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or under any instrument delivered hereunder or thereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document or any instrument delivered hereunder or thereunder (hereinafter referred to as "OTHER TAXES").

                  (e) The Borrowers and the Guarantor will indemnify each Lender on an after-tax basis for and defend each Lender from the full amount of Taxes or Other Taxes (including, without limitation, any and all Taxes and Other Taxes (collectively, "INDEMNIFIED TAXES") imposed by any jurisdiction on amounts payable under this
Section 2.08) paid or incurred by any Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. With respect to each Lender, this indemnification shall be made within 30 days from the date such Lender makes written demand therefor.

                  (f) Neither the Borrowers nor the Guarantor will be obligated to indemnify any Lender for any of the following taxes:

                  (i) in the case of any Lender, any tax that is imposed on or measured by the gross or net income of such Lender and is imposed by the jurisdiction under the laws of which such Lender is organized or by the jurisdiction in which such Lender has the office on the books of account of which such Lender's Note is recorded as an asset, provided that the exclusion described in this subparagraph (i) shall not apply to taxes on net income that are taken into account for the purpose of calculating amounts payable under this Section 2.08 on an after-tax basis;

                  (ii) in the case of any Lender, any tax that is imposed on or measured by the gross or net income of such Lender and is imposed by any jurisdiction in which such Lender has an office or other fixed place of business (other than a jurisdiction described in subparagraph
         (i) above), provided that the exclusion described in this subparagraph
         (ii) shall not apply to taxes that would not have been incurred by such Lender but for, or to the extent increased as a result of, (A) the location, use, registration, operation or presence of any Vessel or any part thereof in the jurisdiction imposing the tax or (B) the situs of organization, any place of business or any activity of the Borrowers or the Guarantor or any Affiliate of the Borrowers or the Guarantor in the jurisdiction imposing the tax or (C) the payment by the Borrowers or the Guarantor or any Affiliate of the Borrowers or the Guarantor of any amount payable pursuant to any Loan Document in or from the jurisdiction imposing the tax or (D) the execution or delivery of any Loan Document (or any amendment thereof or supplement thereto) or the creation, recording or perfection of any security interest in the jurisdiction imposing the Tax or (E) any combination of circumstances described in (A), (B), (C) and (D) of this subparagraph (ii), and provided further that the exclusion described in this subparagraph (ii) shall not apply to taxes on gross or net income that are taken into account for the purpose of calculating amounts payable under this
         Section 2.08 on an after-tax basis; and

                  (iii) in the case of any Lender, any amount by which a Tax or an Other Tax is not reduced as a result of a failure of such Lender to comply with any certification, information, documentation, reporting or other similar procedure that is required by law as a condition precedent to the allowance of any reduction in the rate of such Tax or Other Tax or any exemption or other relief from such Tax or Other Tax, provided that (A) such Lender is eligible for such exemption or relief from such Tax, (B) in the good faith opinion of such Lender, such Lender's compliance with such requirement would not create a risk of any loss, liability, cost, expense or other adverse consequence to such Lender for which such Lender is not indemnified to its reasonable satisfaction by the Borrowers, and (C) the Borrowers shall have notified such Lender of such requirement by timely written notice and shall have delivered to the Lender the applicable form or forms.

                  (g) Within 30 days after the date of any payment of any Indemnified Tax, the Borrowers or the relevant Lender, as the case may be, will furnish to the Agent the original or a certified copy of a receipt or other document evidencing payment thereof. If no Taxes are payable in respect to any payment by the Borrowers or the Guarantor, the Borrowers or the Guarantor, as the case may be, will, at the reasonable request of the Agent, furnish to the Agent an opinion of counsel acceptable to the Agent, stating that such payment is exempt from or not subject to Taxes.

                  (h) If the Borrowers determine that any Indemnified Tax is required to be withheld from or paid with respect to any amount payable by the Borrowers or the Guarantor to any Lender pursuant to this Section 2.08, then the Borrowers shall give prompt written notice thereof to the affected Lender, and if requested by the Borrowers, the affected Lender shall use commercially reasonable efforts to take appropriate action (including, without limitation, transferring its Notes to another office) to eliminate or minimize the indemnity liability of the Borrowers or the Guarantor, as the case may be, under this
Section 2.08, PROVIDED that the affected Lender shall not be obligated to accept any amendment of any Loan Document or to take any other action (including, without limitation, transferring its Notes to another office) if such amendment or other action (A) might reasonably be expected to involve such Lender in any unlawful activity or (B) might reasonably be expected to subject such Lender or any Affiliate of such Lender to any loss, liability, cost or expense or other adverse consequence unless such Lender is indemnified therefor to its reasonable satisfaction by the Borrowers and the Guarantor; and if the Borrowers and the affected Lender do not agree on a course of action pursuant to the preceding clauses of this sentence within ninety (90) days after receipt of the Borrowers' request, the Borrowers may, upon three Business Days prior written notice to the Agent and the Lenders received by 11:00 A.M., New York time, and subject to the requirements of Section 8.04(b), prepay in full the Notes held by such Lender on the following Interest Payment Date together with interest accrued to the date of prepayment and all other Obligations owing to such Lender under the Loan Documents.

                  (i) If any Lender determines that it has actually realized any reduction in its liability for taxes that are not Indemnified Taxes by reason of any Indemnified Tax paid or indemnified against by the Borrowers or the Guarantor under this Section 2.08, then (except to the extent that such saving in taxes shall have been taken into account in computing the amount of any indemnity payable by the Borrowers or the Guarantor under this Section 2.08) such Lender shall pay to the Borrowers or the Guarantor, as the case may be, an amount which is equal to the lesser of the following amounts:

                  (x) the amount of such savings in taxes plus any additional savings in taxes (other than Indemnified Taxes) realized by such Lender by reason of such payment; or

                  (y) the amount by which (A) the aggregate amount of all prior payments by the Borrowers or the Guarantor, as the case may be, to such Lender pursuant to this Section 2.08 with respect to the Indemnified Tax giving rise to such tax savings exceeds (B) the aggregate amount of all prior payments by such Lender to the Borrowers or the Guarantor, as the case may be, pursuant to this Section 2.08 with respect to such Indemnified Tax;

PROVIDED that:

                           (1) the excess, if any, of the amount described in clause (x) over the amount described in clause (y) shall be carried forward and applied to reduce PRO TANTO any subsequent obligations of the Borrowers to make payments to such Lender pursuant to this Section
         2.08 with respect to such Indemnified Tax;

                           (2) such Lender shall not be required to make any payment to the Borrowers or the Guarantor pursuant to this Section
         2.08 if a Default or an Event of Default shall be continuing unless and until such Default or Event of Default shall have been cured or waived;

                           (3) if any tax saving with respect to which such Lender shall have made a payment to the Borrowers or the Guarantor, as the case may be, pursuant to this Section 2.08 is disallowed in whole or in part, the Borrowers or the Guarantor, as the case may be, shall reimburse such Lender on an after-tax basis for the amount of such tax saving that is so disallowed;

                           (4) no Person shall have the right to inspect any tax return, accounting records or other records of any Lender, and each Lender shall have sole discretion in the preparation of its tax returns and in handling any examination of its tax returns by any tax authority.

                  (j) Provided that no Default or Event of Default exists, if any Lender receives a written claim from any taxing authority for any Indemnified Tax, such Lender shall promptly notify the Borrowers in writing and, if requested by the Borrowers, shall contest such claim (or permit the Borrowers to contest such claim on behalf of such Lender) in appropriate administrative or judicial proceedings, and the Borrowers shall pay such Lender on demand the reasonable expenses paid or incurred by such Lender (including, but not limited to, reasonable attorneys' and accountants' fees and disbursements) in connection with contesting such claim.

                  (k) Without prejudice to the survival of any other agreement of the Borrowers, the Guarantor or the Lenders hereunder, the agreements and obligations of the Borrowers, the Guarantor and each Lender contained in this Section 2.08 shall survive the payment in full of the Obligations and the expiry of the Loan Documents.

                  SECTION 2.09 NOTES. The indebtedness of the Borrowers resulting from the Advances shall be evidenced by the Notes in favor of the Lenders issued by the Borrowers in the original, aggregate principal amount of Seventy Million Dollars ($70,000,000). Each of the Notes shall be delivered on the First Drawdown Date to the relevant Lender named therein and shall be in the principal amount of such Lender's Commitment. Each Lender shall make an entry on the grid attached to its Note of the date made and principal amount of its portion of any Advance. Book entries made by each Lender or the Agent with respect to the Loan shall be conclusive and binding on the Borrowers absent manifest error, as to the existence, amounts, interest rates and maturities of the Obligations of the Borrowers. The Borrowers shall, from time to time upon the request of any Lender, accept for cancellation any Note or Notes held by and payable to such Lender, and thereupon the Borrowers shall execute and deliver to such Lender, payable to it and its registered assigns, a substitute Note or Notes in like form and total aggregate amount as the canceled Note or Notes, but in any denomination not smaller than One Million Dollars ($1,000,000) or such lesser amount as such Lender may request as shall constitute the outstanding principal of all outstanding Notes held by such Lender.

                  SECTION 2.10 FEES. The Borrowers shall pay the Agent (x) on the Closing Date, for its own account and for distribution to the Lenders such fees as heretofore agreed to in writing by the Borrowers and the Agent; and
(y) for its own account such other fees as agreed to in writing by the Agent and the Borrowers as and when due. In addition, the Borrowers shall pay the Agent, on behalf of the Lenders, a commitment fee, which shall accrue at a rate per annum equal to 0.875% on the average daily undrawn portion of the Commitment from and including the First Drawdown Date to but excluding the earlier of (i) the Second Drawdown Date, or (ii) the Termination Date. Commitment fees shall be payable in arrears on the earlier of the Termination Date or the Second Drawdown Date (or if such date is not a Business Day, on the next succeeding Business
Day). All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and excluding the last day).

                                   ARTICLE III

                              CONDITIONS OF LENDING

                  SECTION 3.01 CONDITIONS PRECEDENT TO FIRST ADVANCE. The obligation of each Lender to make available any portion of its Commitment to the Borrowers on the First Drawdown Date is subject to the condition precedent that on or before the First Drawdown Date in addition to the Notice of Borrowing, the Agent shall have received the following, each dated the First Drawdown Date, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

                  (a) A Note payable to each of the Lenders, respectively, in the maximum amount of such Lender's Commitment.

                  (b) This Agreement, the Share Mortgage (and the stock certificates, undated resignations of officers and directors, and other instruments called for therein), and the Security Account Assignments, duly executed by the Borrowers and the Guarantor, as the case may be.

                  (c) The Bermuda Statutory Mortgage on the GENMAR GABRIEL duly recorded by the Bermuda Ship Registry in Hamilton, Bermuda, and the related Deed of Covenants duly executed by Genmar Gabriel Ltd., and each of the Marshall Islands Mortgages over GENMAR ZOE and GENMAR MACEDON duly executed by the relevant Borrower and duly recorded at the office of the Marshall Islands Maritime Administrator in New York, New York.

                  (d) An Earnings Assignment duly executed by each relevant Borrower (other than Genmar Spartiate Ltd.) respecting its Vessel.

                  (e) An Insurance Assignment duly executed by each Borrower (other than Genmar Spartiate Ltd.) respecting its Vessel together with notices of such Assignment.

                  (f)      [Reserved.]

                  (g) (i) Transcript of Registry for the GENMAR GABRIEL issued by the Bermuda Ship Registry in Hamilton, Bermuda stating that such Vessel is owned by Genmar Gabriel Ltd. and that there are on record in such office no mortgages, liens or other encumbrances on such Vessel except the Mortgage, and (ii) (x) a copy of the duly recorded bill of sale in favor of the relevant Borrower (other than Genmar Spartiate Ltd.) for each of the Vessels specified in the following subclause (v), and (y) a Certificate of Ownership and Encumbrance for each of GENMAR ZOE and GENMAR MACEDON issued by the Marshall Islands Maritime Administrator in New York, New York, stating that each such Vessel is owned by the relevant Borrower and that there is on record in such office no mortgages, liens or other encumbrances on such Vessel except the relevant Mortgage, and (z) a certified extract of preferred mortgage index respecting each Mortgage for the Vessels specified in the preceding subclause
(y).

                  (h) Certified copies of evidence of good standing and the Articles of Incorporation and Bylaws, or the Limited Partnership Agreement, as the case may be, of each of the Borrowers, the Guarantor and the partners of the Guarantor, and in the case of Genmar Zoe Ltd., Genmar Macedon Ltd., and Genmar Spartiate Ltd., evidence that each is in good standing as a Marshall Islands foreign maritime entity.

                  (i) Certified copies of the resolutions of the Board of Directors, or the general partners, as the case may be, of each of the Borrowers and the Guarantor, and the consent of OCM Ajax Investments, Inc. as Limited Partner of the Guarantor, approving the Loan Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents.

                  (j) A certificate of the secretary or an assistant secretary or any other officer, as the case may be, of each of the Borrowers and Managing General Partner of the Guarantor certifying the names and true signatures of the officers of the Borrowers or the Managing General Partner of the Guarantor, respectively, authorized to sign the Loan Documents and any other documents to be delivered hereunder.

                  (k) (i) A favorable opinion of Poles, Tublin, Patestides & Stratakis LLP, special New York and Marshall Islands counsel to the Borrowers and Guarantor, substantially in the form of Exhibit F-1 hereto and as to such other matters as any Lender through the Agent may reasonably request, (ii) a favorable opinion of Appleby Spurling & Kempe, special Bermuda counsel substantially in the form of Exhibit F-2 hereto and as to such other matters as any Lender through the Agent may reasonably request, and (iii) a favorable opinion of Hunter & Hunter, special Cayman Islands counsel substantially in the form of Exhibit F-3 hereto and as to such other matters as any Lender through the Agent may reasonably request.

                  (l) A favorable opinion of Holland & Knight LLP, counsel to the Agent, as to such matters as any Lender through the Agent may reasonably request.

                  (m) A report and opinion of an insurance broker satisfactory to the Agent with respect to insurances on the Vessels (other than GENMAR SPARTIATE) together with copies of the certificates of insurances and/or certificates of entry with respect to all insurances required by the Mortgages, showing, among other things, the loss payee clause required by the Mortgages, in each case signed by the respective insurer or the duly authorized broker thereof.

                  (n) A letter from the Process Agent, referred to and defined in Section 8.06 of this Agreement, in which it agrees to act as Process Agent for the Borrowers and the Guarantor and to deliver forthwith to the Borrowers and the Guarantor all process received by it as such Process Agent.

                  (o) Evidence of payment by the Borrowers and the Guarantor of all applicable documentary stamp taxes (if any) and registration, recording and similar fees payable in connection with the authorization, execution, delivery and recording as applicable of each of the Loan Documents, and the performance of the transactions hereby or thereby contemplated, or an opinion of counsel that no such taxes are payable.

                  (p) A valuation report of a ship broker acceptable to the Agent with respect to the fair market value of each of the Vessels (other than GENMAR SPARTIATE).

                  (q) A Certificate of Class for each Vessel (other than GENMAR SPARTIATE) (without extensions or recommendations).

                  (r) Evidence that the Borrowers have paid to the Arranger and to the Agent, and the Arranger and the Agent shall have received payment in full of, all fees due to the Arranger and the Agent and the Lenders pursuant to
Section 2.10 hereof.

                  (s) Uniform Commercial Code Financing Statements and other appropriate financing statements, Companies Registry filings, or notices and consents, in each case in form and substance acceptable to the Agent, duly executed by the Borrowers, the Guarantor, or other appropriate Person, and duly filed with the appropriate offices or registers as designated by the Agent, and evidence that the Borrowers and the Guarantor shall have done such other acts requested by the Agent to create a perfected security interest or charge having first priority in any collateral covered by a Loan Document.

                  (t) Copies of the Marshall Islands waiver of ownership requirement respecting GENMAR ZOE and GENMAR MACEDON and copies of, or evidence that, all other approvals, authorizations, consents, notices to or registrations with any governmental authority or agency in connection with the transactions contemplated by the Loan Documents have been obtained and are in full force and effect.

                  (u) Copies certified by the relevant Borrower and Commercial Manager and Technical Manager, respectively, of the relevant Commercial Management Agreement and the relevant Technical Management Agreement for each Vessel in form and in substance acceptable to the Agent, and a statement by each of the Commercial Manager and the Technical Manager, respectively, that any interest that it might have in, or claims against, the relevant Vessels or any claims against the relevant Borrower or the Guarantor shall at all times be subordinated to the Obligations hereunder and to the Liens granted or to be granted to the Mortgagee under the relevant Mortgage.

                  (v) Copies of the Memorandum of Agreement in favor of the relevant Borrower or the Guarantor as buyer covering each of the Vessels (other than GENMAR SPARTIATE).

                  (w) The following statements shall be true, and the Agent shall have received, a certificate signed by a duly authorized officer of each of the Borrowers and the Managing General Partner, stating that (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrowers of the proceeds of such Advance shall constitute a representation and warranty by the Borrowers that on such Drawdown Date such statements are true):

                  (i)      the representations and warranties contained in
         Section 4.01 are correct on and as of the date of the Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date;

                  (ii) no Default or Event of Default has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom; and

                  (iii) no material adverse change has occurred since December 31, 1999 in the business, operations, properties, prospects or condition (financial or otherwise) of the Guarantor or the Borrowers.

                  (x) (i) Consolidated audited annual financial statements of the Guarantor in the form set out more in detail in Section 5.01(c)(ii), and
(ii) a certified consolidated balance sheet of the Guarantor as of March 31, 2000, proforma for the transactions contemplated by the Loan Documents.

                  (y) A release duly executed by all of the parties to the GENMAR CREDIT AGREEMENT duly releasing each of Genmar Gabriel Ltd. and Genmar Zoe Ltd. from its respective obligations thereunder and duly releasing any collateral granted by Genmar Gabriel Ltd. and Genmar Zoe Ltd. thereunder and under any document, mortgage, or agreement delivered in connection therewith.

                  (z) Such other approvals, opinions, or documents as the Agent and the Lenders may reasonably request.

                  (aa) All corporate or other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents and the Transaction shall be satisfactory in form and substance to each of the Lenders and the Agent and their counsel.

                  SECTION 3.02 CONDITIONS PRECEDENT TO SECOND ADVANCE. Unless as the Agent (acting on the instructions of the Lenders) may otherwise agree, the obligation of each Lender to make available any portion of its Commitment to the Borrowers on the Second Drawdown Date is subject to the condition precedent that, in addition to the Notice of Borrowing, the Agent has received the following, each dated the Second Drawdown Date, in form and substance satisfactory to the Agent and in sufficient copies for each Lender:

                  (a) The Marshall Islands Mortgage over the Vessel GENMAR SPARTIATE duly executed and duly recorded at the office of the Marshall Islands Maritime Administrator in New York, New York;

                  (b) An Earnings Assignment duly executed respecting the GENMAR SPARTIATE;

                  (c) An Insurance Assignment duly executed respecting the GENMAR SPARTIATE together with a notice of such Assignment;

                  (d) The documents, instruments, certificates, or other conditions precedent set forth in Section 3.01 (g)(ii), (i) (respecting governmental approvals, if any), (k)(i) and (iii), (l), (m), (o), (p), (q), (s) (if any), (t), (u), (v), (w), (z) and (aa), in each case with respect to the GENMAR SPARTIATE or Genmar Spartiate Ltd., as the case may be.

                  (e) A certificate of the secretary or an assistant secretary or any other officer, as the case may be, of each of the Borrowers and Managing General Partner of the Guarantor certifying that (i) there have been no changes to the Articles of Association, Articles of Formation or Memorandum of Association of the Borrower or the Guarantor, as the case may be, attached to such Borrower's or Guarantor's certificate delivered to the Agent pursuant to
Section 3.01(h), or to the Limited Partnership Agreement of the Guarantor, and that the same remain in full force and effect on the Second Drawdown Date; and
(ii) the resolutions of the Board of Directors, or the general partners, as the case may be, of each of the Borrowers or the Guarantor approving the Loan documents as set out in Section 3.01(e) have not been amended or rescinded but remain in full force and effect on the Second Drawdown Date.

                  (f) The Agent has received, on behalf of the Lenders, the Commitment Fee specified in Section 2.10 hereof.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS AND THE GUARANTOR. The Borrowers and the Guarantor, jointly and severally, represent and warrant as follows:

                  (a) DUE EXISTENCE; COMPLIANCE. Each Borrower is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under the Loan Documents, to which it is, or will be, a party. The Guarantor is a limited partnership duly formed, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under the Loan Documents, to which it is, or will be, a party. The Managing General Partner is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and the administrative general partner is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands; each such general partner has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform its obligations as a general partner of the Guarantor. Each of the Borrowers and the Guarantor is duly qualified or licensed to do business as a company, partnership or foreign company or entity, as the case may be, and is in good standing, where applicable, in all jurisdictions in which it owns or leases property (including vessels), or proposes to own or lease property (including vessels), or in which the conduct of its businesses, and the conduct of its businesses upon consummation of the Transaction, requires it to so qualify or be licensed, except to the extent that the failure to so qualify or be in good standing would have no material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Borrowers and the Guarantor or the ability of any such Person to perform its respective obligations under any of the Loan Documents to which it is or may be a party. Each of the Borrowers and the Guarantor is in compliance in all material respects with all applicable laws, rules, regulations and orders.

                  (b) CORPORATE AUTHORITIES; NO CONFLICTS. The execution, delivery and performance by each of the Borrowers and the Guarantor of this Agreement and the other Loan Documents to which each is or will be, a party are within its corporate or partnership powers and have been duly authorized by all necessary corporate and stockholder or partnership, approvals, as the case may be, and (i) do not contravene its charters or by-laws or partnership agreement, as the case may be, or any law, rule, regulation, judgment, order or decree applicable to or binding on the Borrowers or the Guarantor and (ii) do not contravene, and will not result in the creation of any Lien under, any provision of any contract, indenture, mortgage or agreement to which any of the Borrowers or the Guarantor is a party, or by which each or any of its properties is bound.

                  (c) GOVERNMENT APPROVALS AND AUTHORIZATIONS. No authorization or approval (including exchange control approval) or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by or enforcement against the Borrowers or the Guarantor of the Loan Documents (except such as have been duly obtained or made and remain in full force and effect).

                  (d) LEGAL, VALID AND BINDING. Each of the Loan Documents is, or upon delivery will be, the legal, valid and binding obligation of the Borrowers and/or the Guarantor, enforceable against the Borrowers and/or the Guarantor in accordance with its terms (except as enforcement may be limited by bankruptcy, moratorium, insolvency, reorganization or similar laws generally affecting creditors' rights as well as the award by courts of relief in lieu of specific performance of contractual provisions and general principles of equity, regardless of whether considered in a proceeding in equity or at law).

                  (e) MARKETABLE TITLE. Each of the Borrowers (other than Genmar Spartiate Ltd.) has, or from and after the First Drawdown Date shall have and from and after the Second Drawdown Date, Genmar Spartiate Ltd. shall have, good and marketable title to its respective Vessel, free and clear of Liens, charges and encumbrances whatsoever except for the lien of the respective Mortgage thereon, Lien for crew's wages and Liens, charges and encumbrances expressly permitted by the terms of such Mortgage; on the First Drawdown Date each Vessel (other than Genmar Spartiate) shall be, and from and after the Second Drawdown Date GENMAR SPARTIATE shall be, duly documented in the name of the respective Borrower as sole owner in accordance with the laws of Bermuda or the Marshall Islands, as the case may be, free and clear of all Liens of record except the respective Mortgage.

                  (f) VALID MORTGAGE. Upon execution, delivery and recording (i) at the office of the Bermuda Ship Registry in Hamilton, Bermuda, the Bermuda Statutory Mortgage shall create a valid first preferred ship mortgage and Lien in and on the GENMAR GABRIEL enforceable against Genmar Gabriel Ltd. and all third parties in accordance with applicable laws in the United States, Bermuda and The Cayman Islands and shall secure the due payment and performance of all Obligations of the Borrowers under the Loan Documents, and (ii) at the office of the Marshall

Islands of Maritime Administrator each Marshall Islands Mortgage shall create a valid first preferred ship mortgage and Lien in and on the GENMAR ZOE and the GENMAR MACEDON on the First Drawdown Date and on the GENMAR SPARTIATE on the Second Drawdown Date, as the case may be, enforceable against the relevant Borrower and all third parties in accordance with applicable laws of the United States, the Marshall Islands and The Cayman Islands and shall secure the due payment and performance of all Obligations of the Borrowers under the Loan Documents.

                  (g) VALID EARNINGS ASSIGNMENT; SECURITY ACCOUNT ASSIGNMENTS AND SHARE MORTGAGE. (i) Each of the Earnings Assignments, the Security Account Assignments and the Share Mortgage when executed and delivered, will create a valid and perfected first priority security interest in the collateral described therein, enforceable in accordance with its terms against the grantor thereof and all third parties.

                  (h) VALID INSURANCE ASSIGNMENT. Each of the Insurance Assignments, when executed and delivered, will create a valid and perfected first priority security interest in the collateral described therein, enforceable in accordance with its terms against the grantor thereof and all third parties upon notice being given to underwriters or protection and indemnity clubs and the consent of such underwriters or clubs where policy provisions or club rules so provide.

                  (i) PLACE OF BUSINESS. None of the Borrowers nor the Guarantor has a place of business in the United States, however their books and records are maintained with the Commercial Manager in New York, New York. The Borrower or the Guarantor will not establish its principal place of business in the United States or change the location of the office of the Commercial Manager in which the books and records are kept, unless the Agent shall have received sixty (60) days prior written notice.

                  (j) USE OF PROCEEDS. The proceeds of the Loan shall be used solely by the Borrowers (i) to pay part of the acquisition price of the GENMAR MACEDON, (ii) to pay part of the acquisition price of the GENMAR SPARTIATE, and (iii) to repay each and every obligation of Genmar Gabriel Ltd. and Genmar Zoe Ltd. pursuant to that certain Credit Agreement dated as of May 31, 2000, by and among Genmar Gabriel Ltd. and Genmar Zoe Ltd. as borrowers, the Guarantor, the Agent and the financial institutions named as Lenders therein (the "Genmar Credit Agreement"). No proceeds of the Loan will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934 of the United States.

                  (k) BEST INTERESTS OF THE COMPANY; OWNERSHIP. (i) Each of the Borrowers has determined as of the date hereof by virtue of its entering into the transactions contemplated hereby, that its incurrence of liability hereunder and its execution and delivery of the Loan Documents in respect of its liability hereunder (i) is in its own best interests, (ii) does not leave it unable to pay its debts as they become due in the ordinary course of business,
(iii) will not leave it with debts which cannot be paid from the present saleable value of its property, and (iv) will not render it insolvent within the meaning of Section 101(31) of the United States Bankruptcy Code and Section 271 of the New York Debtor and Creditor Law.

                           (ii)     The Guarantor owns all issued and
         outstanding shares of the capital stock of each of the Borrowers, free and clear of all Liens whatsoever, and the Guarantor engages in no business other than holding, and has no assets or properties other than, the shares of the capital stock of the Borrowers.

                           (iii) Each of the Borrowers engages in no business other than owning and operating its respective Vessel, and has no assets or properties other than its respective Vessel and the earnings and proceeds thereof, and the Technical and Commercial Management Agreements and charters entered into from time to time respecting its respective Vessel.

                  (l) FINANCIAL INFORMATION. Each of (i) the consolidated annual audited balance sheet of the Guarantor as at December 31, 1999, (ii) the consolidated balance sheet of the Guarantor as at the Closing Date, and (iii) the related statements of operations and statements of cash flows of the Guarantor and the Borrowers for the fiscal year or fiscal period then ended, as the case may be, copies of which have been furnished heretofore by the Borrowers and the Guarantor to the Agent, fairly present the consolidated financial condition of the Borrowers and the Guarantor and as at such date and the results of the operations of the Borrowers and the Guarantor for the period ended on such date, all in accordance with GAAP consistently applied (subject, in the case of the balance sheet dated as at the Closing Date to normal year-end audit adjustments). Since December 31, 1999, there has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of the Borrowers or the Guarantor.

                  (m) LITIGATION. There is not pending or, to the knowledge of the Borrowers and the Guarantor upon due inquiry and investigation, threatened any action or proceeding affecting any of the Borrowers or the Guarantor by or before any court, governmental agency or arbitrator, which if adversely determined, could reasonably be expected (i) to materially adversely affect the assets, business, properties, prospects, operations or condition (financial or otherwise) of any of the Borrowers or the Guarantor, or (ii) to prohibit, limit in any way or materially adversely affect the consummation of the Transaction contemplated by the Loan Documents, including, without limitation, the ability of the Borrowers or the Guarantor to perform their obligations under this Agreement or the other Loan Documents.

                  (n) IMMUNITIES. None of the Borrowers, the Guarantor, or the property of any of them, has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction of its organization or, in the case of the Borrowers, the jurisdiction of registration of the Vessel owned or to be owned by it.

                  (o) NO TAXES. There is no tax, levy, impost, deduction, charge or withholding or similar item imposed (i) by the Marshall Islands, Bermuda, the Cayman Islands or the State of New York or the State of Delaware, or by any political subdivision of any of the foregoing, on or by virtue of the execution or delivery or enforcement of this Agreement, the Note or any other Loan

Document or any other document to be furnished hereunder or thereunder, except in connection with the recordation of the Bermuda Statutory Mortgage by the Bermuda Ship Registry, the recordation of the Marshall Islands Mortgages by the Marshall Islands Maritime Administrator and except that a stamp (presently of nominal value) must be affixed to any document or instrument presented to a Marshall Islands court and except that stamp duty will be chargeable on the Loan Documents executed by a Cayman Islands company or partnership as more particularly set out in the opinion of Hunter & Hunter, special Cayman Islands counsel or (ii) by the Marshall Islands, Bermuda, the Cayman Islands, the State of New York or the State of Delaware, or by any political subdivision of any of the foregoing, on any payment to be made by the Borrowers or the Guarantor pursuant to this Agreement, the Note or any other Loan Document, other than taxes on or measured by net income imposed by any such jurisdiction in which the Lender has its situs of organization or a fixed place of business.

                  (p) NO FILING. To ensure the legality, validity, enforceability or admissibility in evidence of any of the Loan Documents in each of the Marshall Islands, Bermuda, The Cayman Islands and the State of New York or the State of Delaware, it is not necessary that any of the Loan Documents, or any other document related to any thereof, be filed or recorded with any court or other authority in such jurisdiction, or that any stamp or similar tax be paid on or with respect to any of the Loan Documents except to the extent provided in (o) above and except for a stamp (presently of nominal value) which must be affixed to any document or instrument presented to a Marshall Islands court and save that particulars of the Mortgage, Earnings Assignment, Insurance Assignment and Security Account Assignment (each of which constitutes a charge created by a Cayman company) should be recorded in the Register of the Mortgages maintained by the Borrowers at its registered office.

                  (q) NO DEFAULTS. There does not exist (i) any event of default, or any event or condition that with notice or lapse of time or both would constitute an event of default, under any agreement to which any of the Borrowers or the Guarantor is a party or by which any of them may be bound, or to which any of their properties or assets may be subject which default would have a material adverse effect on any of the Borrowers or the Guarantor or would materially adversely affect the ability of each to perform its respective obligations under this Agreement, any Note or any Loan Document, or (ii) any event which is or would result in a Default or Event of Default.

                  (r) MARGIN REGULATIONS. No part of the proceeds of the Loan will be used for any purpose that violates the provisions of any of Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors. None of the Borrowers, the Guarantor nor any of their Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, within the meaning of Regulations T, U and X issued by the Board of Governors of the Federal Reserve System.

                  (s) INVESTMENT COMPANY ACT. Each of the Borrowers and the Guarantor is not an "investment company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940, as amended).

                  (t) TAXES PAID. (i) Each of the Borrowers and the Guarantor (A) has filed or caused to be filed, or has received from the relevant governmental authorities an extension to file, all tax returns which are required to have been filed, and (B) has paid all taxes shown to be due and payable on said returns or extension requests or on any assessments made against it or any of its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in conformity with GAAP have been provided on its books); and (ii) no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in accordance with GAAP have been provided on its books.

                  (u) DISCLOSURE. No representation, warranty or statement made or document or financial statement provided by the Borrowers, the Guarantor, or any of their Affiliates, in or pursuant to this Agreement or the other Loan Documents, or in any other document furnished in connection therewith, is untrue or incomplete in any material respect or contains any misrepresentation of a material fact or omits to state any material fact necessary to make any such statement herein or therein not misleading.

                  (v) GOOD TITLE. The Borrowers and the Guarantor have good title to their properties and assets, except for (i) as permitted under this Agreement, existing or future Liens, security interests, mortgages, conditional sales arrangements and other encumbrances either securing Debt or other liabilities of the Borrowers or the Guarantor, or which the Borrowers or the Guarantor in their reasonable business judgment have determined would not be reasonably expected to materially interfere with the business or operations of the Borrowers or the Guarantor as conducted from time to time, and (ii) minor irregularities therein which do not materially adversely affect their value or utility.

                  (w) ERISA. None of the Borrowers or the Guarantor maintains a Plan, is affiliated with or is a participant in a Plan, has any liability under a Plan or has any current liability in respect of ERISA.

                  (x) SOLVENCY. The Borrowers and the Guarantor are Solvent. The Borrowers and the Guarantor will be Solvent on each date a Lender advances funds to the Borrowers in respect of the Loan.

                  (y) ENVIRONMENTAL COMPLIANCE. Each of the Borrowers and the Guarantor is in compliance, in all material respects, with all environmental laws and regulations.

                  (z) ORGANIZATION AND HOLDINGS. (i) The shares of each of the Borrowers are wholly owned, beneficially and of record, by the Guarantor. None of the Borrowers has any subsidiaries and the Guarantor does not have any subsidiaries (other than the Borrowers).

                  (ii) OCM Ajax Investments, Inc. has no less than ninety percent (90%) of the capital contributions and sharing ratio of the Guarantor, and OCM Ajax Investments, Inc. is an Affiliate of Oaktree Capital Management, LLC.

                                    ARTICLE V

                          COVENANTS; GUARANTY; ACCOUNT.

                  SECTION 5.01 AFFIRMATIVE COVENANTS. So long as the Loan or any other Obligation shall remain unpaid, or any Lender shall have any Commitment under this Agreement, unless the Agent on behalf of the Lenders shall otherwise consent in writing in accordance with Section 7.04:

                  (a) COMPLIANCE WITH LAWS. Each of the Borrowers and the Guarantor shall comply in all material respects with all applicable laws, rules, regulations and orders, and to pay when due all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent contested in good faith by appropriate proceedings and for which adequate reserves in conformity with GAAP have been provided.

                  (b) USE OF PROCEEDS. The Borrowers shall use all proceeds of the Loan for financing of part of the net purchase price paid by the respective Borrower with respect to the acquisition of the GENMAR MACEDON and the GENMAR SPARTIATE, as the case may be, and to repay the obligations of Genmar Zoe Ltd. and Genmar Gabriel Ltd. under the Genmar Credit Agreement, provided that neither the Agent nor any Lender shall have any responsibility as to the use of such proceeds.

                  (c)      FINANCIAL INFORMATION; DEFAULTS.

                           (i) The Borrowers and the Guarantor shall promptly inform the Agent of any event which is or may become a default or breach of the Borrowers' obligations, respectively, under the Loan Documents or result in a Default or Event of Default, or any event which may materially adversely affect the ability of any of the Borrowers or the Guarantor fully to perform any of its respective obligations under any Loan Document, or any event of default (or claimed event of default) which has occurred and is continuing under any of the Commercial Management Agreements, the Technical Management Agreements, any charter or contract of affreightment, or any other material agreement.

                           (ii) As soon as the same become available, but in any event within 120 days after the end of each of its fiscal years, the Guarantor and/or the Borrowers shall deliver to the Agent on behalf of the Lenders consolidated audited annual financial statements of the Guarantor and the Borrowers in sufficient numbers of copies for each Lender. All such financial statements shall set forth, in comparative form the corresponding figures for the preceding fiscal year; all such audited financial statements shall be accompanied by an opinion thereon of independent certified public accountants of recognized national standing acceptable to the Agent, which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Guarantor and the Borrowers as at the end of, and for, such fiscal year;

                           (iii) As soon as the same become available and in any event within 60 days after the end of each of the first three fiscal quarters of each of its fiscal years, the Guarantor and/or the Borrower shall deliver to the Agent on behalf of the Lenders consolidated unaudited quarterly financial statements of the Guarantor and the Borrowers in sufficient numbers of copies for each Lender. All such financial statements shall be accompanied by a certificate of a senior financial officer of the Guarantor which certificate shall state that such financial statements fairly present the consolidated financial condition and results of the operations of the Guarantor and the Borrowers, as at the end of, and for, such period (subject to normal year end audit adjustments) in accordance with GAAP, consistently applied;

                           (iv) Together with the financial statements to be delivered to the Agent on behalf of the Lenders from time to time pursuant to clauses (ii) and (iii) of this Section 5.01(c), (a) the Guarantor shall deliver to the Agent a certificate of a President or Senior Vice President of the Managing General Partner, substantially in the form of Exhibit G, which certificate, INTER ALIA, shall (x) state that the consolidated financial condition and operations of the Guarantor and the Borrowers are such as to be in compliance with all of the provisions of Section 5.01(d) of this Agreement, (y) set forth in reasonable detail the computations necessary to determine whether the provisions of Section 5.01(d) have been complied with, and (z) state that no Default or Event of Default has occurred and is continuing;

                           (v) Promptly upon their becoming available, the Borrowers and the Guarantor shall deliver to the Agent copies of all registration statements and periodic reports which any Borrower or the Guarantor shall have filed with the Securities and Exchange Commission or any national securities exchange or market and any ratings (and changes thereto) of its debt by Standard & Poor's Corporation and Moody's Investors Service;

                           (vi) Promptly upon the mailing thereof to their shareholders or members, as the case may be, each Borrower and the Guarantor shall deliver to the Agent copies of all financial statements and reports so mailed;

                           (vii) From time to time on request, the Borrowers and the Guarantor shall furnish the Agent and any of the Lenders with such information and documents and provide the Agent access to the books, records and agreements of the Borrowers and the Guarantor, as the Agent or any of the Lenders, acting through the Agent, may reasonably require. All certificates, materials and documents to be furnished by the Borrowers and the Guarantor under this Section 5.01(c) shall be provided to the Agent in such number of copies as the Agent may reasonably request and shall be furnished promptly by the Agent to the Lenders; and

                           (viii) The Borrowers shall furnish on the First Drawdown Date, and thereafter with the Guarantor's annual audited financial statements, and the Agent may from time to time obtain, a written opinion of two recognized ship brokers selected by the Borrowers or the Agent, as the case may be, from Schedule II as to the fair market value of each Vessel (assuming a charter-free vessel and an arms' length willing seller and willing buyer but without physical inspection of the Vessel unless requested by the Agent). The fair market value of each Vessel shall be equal to the average of the values stated in the written opinion from such two brokers. The Borrowers will pay to the Agent the cost of obtaining such reports, including the cost of any such requested inspection.

                  (d) FINANCIAL COVENANTS. Each of the Borrowers and the Guarantor, respectively, shall ensure that:

                           (i) at all times, the ratio of the Guarantor's consolidated current assets to consolidated current liabilities (excluding the current portion of long term debt) shall be at least 1 to 1;

                           (ii) at all times, the Guarantor shall maintain unencumbered cash on hand (including, without limitation, amounts in any cash deposit account of any of the Borrowers) in the aggregate principal amount of not less than Two Million Dollars ($2,000,000);

                           (iii) the aggregate fair market value ("FMV") of the Vessels subject to a Mortgage, as determined by reference to the most recent opinions delivered to or obtained by the Agent pursuant to
         Section 5.01(c)(viii) above, shall at all times be an amount not less than one hundred thirty percent (130%) of the Loan. In the event the Borrowers are not in compliance with the requirements of the preceding sentence, the Borrowers shall promptly prepay the Loan in the requisite amount to maintain covenant compliance; and

                           (iv) commencing with the fiscal quarter ending September 30, 2000, the ratio of Consolidated EBITDA to Consolidated Interest Expense for any period of four (4) consecutive fiscal quarters of the Guarantor, taken as one accounting period, shall not be less than 2 to 1.

                  (e) CORPORATE EXISTENCE, MERGERS. (i) Each of the Guarantor and the Borrowers shall preserve and maintain in full force and effect its corporate or partnership existence and rights, and not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person. Each of the Borrowers and the Guarantor shall ensure that during the term of the Loan, OCM Ajax Investments, Inc. has no less than fifty one percent (51%) of the capital contributions and sharing ratio of the Guarantor and that OCM Ajax Investments, Inc. continues to be an Affiliate of a fund managed by Oaktree Capital Management, LLC.

                  (f) VESSEL MANAGEMENT. Each Vessel will be managed by its respective Commercial Manager and Technical Manager. The Borrowers will not without the prior written consent of the Agent (i) agree to any material changes in any Commercial Management Agreement or in any Technical Management Agreement or (ii) agree to any changes with respect to the compensation paid to the Commercial Manager and the Technical Managers.

                  (g) DEPOSITS IN SECURITY ACCOUNT. Any cash or cash equivalent received by or on behalf of any Borrower shall immediately upon receipt thereof be deposited by such Borrower in the relevant Security Account.

                  (h) MASTERS' UNDERTAKINGS. Each of the Borrowers will promptly deliver to the Agent the written acknowledgment and undertaking by the master of its Vessel that a certified copy of the Mortgage of such Vessel has been placed and will remain aboard the Vessel and the notices required thereby have been and will remain posted.

                  (i) THE BORROWERS' STOCK. At all times, all of the issued and outstanding shares of the capital stock of each of the Borrowers shall be owned directly, beneficially and of record, by the Guarantor, free and clear of Liens in favor of any Person (other than the Lenders in accordance with the terms of the Share Mortgage).

                  (j) SOLVENCY. The Guarantor will cause each of the Borrowers to be and continue to be Solvent.

                  (k) FURTHER ASSURANCES. The Borrowers shall do all things necessary to maintain each of the Loan Documents as legal, valid and binding obligations, enforceable in accordance with their respective terms by the Agent, the Mortgagee and the Lenders, and as having the priority required herein. The Borrowers shall take such other actions and deliver such instruments as may be necessary or advisable, in the opinion of the Agent on behalf of the Lenders to protect the rights and remedies of the Agent, the Mortgagee and the Lenders under the Loan Documents.

                  SECTION 5.02 NEGATIVE COVENANTS. So long as the Loan or any other Obligation shall remain unpaid or any Lender shall have any Commitment, unless the Agent on behalf of the Lenders shall otherwise consent in writing in accordance with Section 7.04:

                  (a) DEBT. None of the Guarantor or any Borrowers will create or suffer to exist, and the Guarantor will not permit any Borrower to create or suffer to exist, any Debt of any Borrower or the Guarantor other than
(i) the Debt evidenced by the Notes and this Agreement, (ii) Debt of the Borrowers to the Guarantor, and (iii) other Debt of the Borrowers for the deferred purchase price of property or services not exceeding $500,000 in the aggregate for all Borrowers.

                  (b) LEASE OBLIGATIONS. None of the Guarantor or any Borrower will create or suffer to exist any obligations of the Guarantor or any Borrower for the payment of rental for any property (including vessels) under leases, charters or agreements to lease.

                  (c) SALE OF VESSEL. None of the Borrowers will sell or dispose of its Vessel without first obtaining the prior written consent of the Agent to such sale or disposition and simultaneously with such sale or disposition prepaying the Loan and other Obligations as set forth in Section 2.05(f) hereof.

                  (d) ACCOUNTS. Other than its Security Account, each of the Borrowers shall not keep or maintain any account with any financial institution, bank or Person.

                  (e) TRANSACTIONS WITH OFFICERS, DIRECTORS AND SHAREHOLDERS. None of the Guarantor or any Borrower shall enter into any transaction or agreement, including but not limited to any lease, Capital Lease, purchase or sale of real property, purchase of goods or services, with any, Affiliate or any officer, or director of any Borrower, the Guarantor or of any such Affiliate, any known record or beneficial owner of equity securities of any such Affiliate, the Guarantor or any record or beneficial owner of at least five percent (5%) of the equity securities or partnership interest, as the case may be, of the Guarantor or its partners except on terms that are no less favorable to such Borrowers or the Guarantor than those that could have been obtained in a comparable transaction by such Borrower or the Guarantor with an unrelated Person.

                  (f) CAPITAL EXPENDITURES. None of the Borrowers or the Guarantor will make any Capital Expenditures excepting periodic drydocking of the Vessels in an amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) per drydocking per Vessel in any fiscal year.

                  (g) SALE ETC. OF ASSETS. None of the Borrowers or the Guarantor will sell, lease, transfer or otherwise dispose of any assets, or grant any Option or other right to purchase, lease or otherwise acquire any assets other than sales of worn out or obsolete machinery, fixtures, equipment and materials (other than the Vessels), PROVIDED that with respect to any such assets that are material to the operation of the Vessels, such assets are promptly replaced by suitable machinery, fixture, equipment or materials.

                  (h) RESTRICTED PAYMENTS. The Guarantor will not make any distribution to or return any capital to its partners or members, and the Guarantor will not permit any of the Borrowers to declare or pay any dividend to or return any capital to the Guarantor.

                  (i) INVESTMENTS. None of the Borrowers or the Guarantor will make or hold any Investment, except:

                           (i) equity Investments by the Guarantor in the Borrowers; and

                           (ii)     investments in cash equivalents.

                  (j) COMPLIANCE WITH ERISA. None of the Guarantor or any Borrower shall become party to any prohibited transaction, reportable event, accumulated funding deficiency or plan termination, all within the meaning of ERISA and the Code with respect to any Plan (except with respect to a Multiemployer Plan if the foregoing shall result from the act or omission of a Person party to such Multiemployer Plan other than any Borrower, the Guarantor or any of their ERISA Affiliates.

                  (k) INVESTMENT COMPANY. None of the Guarantor or any Borrower shall be or become an investment company subject to the registration requirements of the Investment Company Act of 1940, as amended.

                  (l) BUSINESS. The Guarantor will not engage in any business or transaction of any kind other than owning, and will have no assets or properties other than, the shares of the capital stock of the Borrowers. The Borrowers will not engage in any business or transaction of any kind other than the ownership and operation of the Vessels and will have no assets or properties other than the Vessels and the earnings and proceeds thereof.

                  (m) LIENS. The Guarantor will not create or suffer to exist, or permit the Borrowers to create or suffer to exist, any Lien, upon or with respect to any of the Borrowers' or the Guarantor's properties, whether now owned or hereafter acquired, or assign, or permit the Borrowers to assign, any right to receive income, in each case to secure any Debt of any person or entity, other than the Loan Documents, the Mortgages, Liens permitted by the Mortgages.

                  (n) DEMISE CHARTERS; NO SECURITY IMPAIRMENT. No Borrower will enter into any demise charter covering its Vessel or any contract of affreightment without the prior written consent of the Agent. No Borrower will take or permit any charterer to take any action in connection with any charter of a Vessel that would impair the security interests created by the Security Documents.

                  (o) PLACE OF BUSINESS, ETC. Neither any Borrower nor the Guarantor will maintain a place of business in the United States or keep, or permit to be kept, any records concerning its charters or its freights and hires in the United States, without first (i) promptly giving the Agent not fewer than 30 days advance written notice thereof and (ii) executing and filing Uniform Commercial Code financing statements, in form and substance satisfactory to the Agent, in such jurisdiction or jurisdictions as the Agent shall request.

                  (p) ORGANIZATIONAL DOCUMENTS. None of the Guarantor nor any Borrower shall amend its articles of incorporation, partnership agreement (or similar charter documents) or by-laws (except for such amendments as shall not adversely affect the rights and remedies of the Agent, the Mortgagee or any Lender).

                  SECTION 5.03 GUARANTY. (a) In consideration of the premises above stated and in order to induce the Agent and the Lenders to enter into this Agreement and the other Loan

Documents and to make the Advances hereby contemplated, the Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations now or hereafter existing, whether for the Loan, interest thereon, fees, expenses or otherwise, and agrees to pay any and all expenses (including reasonable counsel fees and reasonable expenses) incurred by any of the Agent, the Mortgagee or any Lender in enforcing any rights under this Section 5.03 or any of the Loan Documents; PROVIDED, HOWEVER, that the maximum liability of the Guarantor hereunder shall in no event exceed the amount which can be guaranteed under applicable laws relating to the insolvency of debtors.

                  (b) The Guarantor waives promptness, diligence and any notice of the acceptance of the guaranty in this Section 5.03. The Guarantor agrees to make payment of the Obligations immediately upon notice by the Agent or any Lender of non-payment by the Borrowers of any Obligations.

                  (c) The Guarantor hereby agrees that this guaranty will not be discharged by any reorganization, liquidation, dissolution, merger or acquisition of the Guarantor or any Borrower, the Agent or any Lender or by any other alteration of the existence as a company or a limited partnership or structure of the Guarantor or any Borrower, the Agent or any Lender, or by any bankruptcy, insolvency or reorganization of the Guarantor or any Borrower, the Agent or any Lender.

                  (d) The Guarantor consents that each of the Borrowers, and each other party thereto may, without notice to it and without affecting the Guarantor's obligations hereunder, modify, amend or alter or permit to be modified, amended or altered, any terms of the Loan Documents or any other document, grant any extension or other indulgence with respect thereto, or omit to take, in the discretion of the Borrowers, or any other party thereto, any action permitted under the foregoing documents or any other instrument relating to the Obligations.

                  (e) This guaranty is a guaranty of payment, not of collection, and none of the Agent, the Mortgagee or any Lender shall be required, prior to any demand on, or payment by the Guarantor, to make any demand upon or pursue or exhaust any of its rights or remedies against the Borrowers, any other guarantors or any other Person or any other security or the Collateral or any other collateral held with respect to any of the Obligations or otherwise.

                  (f) The liability of the Guarantor hereunder is not affected or impaired by (a) any other guarantee or undertaking of the Guarantor or any other Person as to the Obligations, (b) any payment on, or in reduction of, any such other guarantee or undertaking, (c) the termination, revocation or release of any Obligations hereunder or of any other guarantor, (d) any payment made to the Agent, the Mortgagee or any Lender on the Obligations which the Agent, the Mortgagee or any Lender repays to any Person pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, or (e) any other fact or circumstance which would excuse the obligation of a guarantor or surety; and the Guarantor waives any right to the deferral or modification of the Guarantor's obligations hereunder by reason of any such proceeding, fact or circumstance.

                  (g) This guaranty shall continue to be effective in accordance with its terms, or be reinstated, as the case may be, if at any time payment of or with respect to any of the Obligations is rescinded or must otherwise be restored or returned by the Agent, the Mortgagee or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or the Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or the Guarantor or any substantial part of the property of any of them, or otherwise, all as though such payments had not been made.

                  (h) The Guarantor's obligations hereunder shall not be released, discharged or in any way affected by the invalidity or unenforceability of the Loan Documents, or the unenforceability of the Obligations or any document or instrument relating thereto, or any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to or departure from any other guaranty, for all or any of the Obligations.

                  (i) This guaranty shall continue in full force and effect and be binding upon the Guarantor, its successors and assigns, until receipt of irrevocable payment in full of all of the Obligations.

                  (j) The Guarantor, for the exclusive benefit of the Agent, the Mortgagee and the Lenders, expressly waives and disclaims any and all rights which it may have or acquire by way of subrogation under this guaranty, by virtue of any payment made hereunder or otherwise until the full and final payment of all Obligations. If, notwithstanding such waiver by the Guarantor, any amount shall be paid to the Guarantor by any Borrower on account of any payments the Guarantor has made under this Guaranty at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied upon the Obligations, whether matured or unmatured.

                  SECTION 5.04 SECURITY ACCOUNT. Each Borrower will maintain with Christiania Bank og Kreditkasse ASA, Cayman Islands (the "Account Holder") a special interest-bearing deposit account (each such account, the "Security Account") in the name of the relevant Borrower on the following terms and conditions:

                  (a) Until such time as the Obligations of the Borrowers hereunder and under the Loan Documents shall have been paid in full and no Commitment remains outstanding hereunder (i) each Borrower will cause each charterer of its Vessel to make all payments of charter hire and other amounts payable under each charter or other contract of such Vessel to the Account Holder at its office referred to above for deposit in its respective Security Account, and will notify each other payor of freights and hires which are assigned to the Agent or the Lenders pursuant to the Earnings Assignment and each other payor of monies to the Borrowers to make all payments to the Account Holder at such office, EXCEPT THAT if a Default or Event of Default has occurred and is continuing all such amounts shall be paid to the order of the Agent, (ii) all payments of charter hire or other amounts assigned under or pursuant to the Earnings

Assignment and all other similar amounts, payable to the Lenders, the Mortgagee or the Agent under or pursuant to the Mortgages shall be deposited and held by the Account Holder in the relevant Security Account, EXCEPT THAT if a Default or Event of Default has occurred and is continuing all such amounts shall be paid to the order of the Agent, and (iii) each Borrower will receive in trust for the Lenders and pay over to the Agent, for credit to the relevant Security Account, forthwith upon receipt, in the form received, any amounts required to be deposited in the Security Accounts as above provided but which are instead paid to or on behalf of such Borrower or any agent of such Borrower.

                  (b) The Agent on behalf of the Lenders, shall have a security interest and charge in the Security Accounts pursuant to the terms of the Security Account Assignments. So long as no Default or Event of Default has occurred and is continuing, amounts on deposit in a Security Account may be released to the order of the relevant Borrower. If any Default or Event of Default shall have occurred and be continuing, all amounts then on deposit, or at any time thereafter deposited, in any Security Account, in lieu of being paid and applied as provided above, shall, in the sole discretion of the Agent, be paid by the Account Holder to the Agent to be retained by the Agent, and/or from time to time applied by the Agent against, any or all of the Obligations as such Obligations become due and payable whether by acceleration or otherwise.

                  (c) Any funds remaining in any Security Account after the Loan and the Obligations irrevocably have been paid in full and when no Commitments remain outstanding hereunder shall be released to the relevant Borrower.

                                   ARTICLE VI

                                     DEFAULT

                  SECTION 6.01 EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay when due any fee payable to the Agent or any Lender hereunder or any amount of principal of or interest on the Loan; or

                  (b) Any representation or warranty made by or on behalf of a Borrower, the Guarantor or any of their officers or directors under or in connection with this Agreement or any of the other Loan Documents shall prove to have been incorrect in any material respect when made; or

                  (c) Any of the Borrowers or the Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Loan Documents on its part to be performed or observed and, in each case, any such failure shall remain unremedied for thirty (30) days after the day any Borrower or the Guarantor first knew or should have known of such failure; or

                  (d) Any of the Borrowers or the Guarantor shall fail to pay any amount or amounts due in respect of Debt in the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) (but excluding Debt resulting from the Advances) of any Borrower or the Guarantor (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt in the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) (but excluding Debt resulting from the Advances); or any other default under one or more agreements or instruments relating to Debt of any Borrowers or the Guarantor, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (e) (1) Any of the Borrower or the Guarantor shall (A) generally not pay its debts as such debts become due, (B) threaten to stop making payments generally, (C) admit in writing its inability to pay its debts generally, (D) make a general assignment for the benefit of creditors, (E) not be Solvent or (F) be unable to pay its debts;

                           (2) Any proceeding shall be instituted in any jurisdiction by or against any of the Borrowers or the Guarantor (A) seeking to adjudicate it bankrupt or insolvent, (B) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or
         (C) seeking the entry of an administration order, an order for relief, or the appointment of a receiver, trustee, or other similar official, for it or for any substantial part of its property, PROVIDED, THAT, in the case of any such proceeding instituted against but not by any Borrowers or the Guarantor, such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the relief sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall be granted; or

                           (3) (A) Any of the Borrowers or the Guarantor shall take any corporate action to authorize any of the actions set forth above in subparagraph (e)(2) of this Section 6.01, or (B) any director of any Borrower, the Guarantor, or any other Person owning directly, or indirectly, shares of capital stock or, or partnership interest in, any Borrower, the Guarantor shall take any preparatory or other steps to convene a meeting of any kind of any Borrowers or the Guarantor, or any meeting is convened or any other preparatory steps are taken, for the purposes of considering or passing any resolution or taking any corporate action to authorize any of the actions set forth above in subparagraph (e)(2) of this Section 6.01; or

                  (f) One or more judgments or orders for the payment of money, singly or in the aggregate, in excess of an amount equal to One Million Dollars ($1,000,000) shall be rendered against any Borrower or the Guarantor (or two or more of them collectively) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall have elapsed any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not have been in effect; or

                  (g) Any change occurs in the condition, operations, business, prospects, properties or assets of the Guarantor or of any Borrower as carried on or in existence on the date hereof, which change is or will be materially adverse or gives reasonable grounds to conclude that any of the Borrowers or the Guarantor may not, or may be unable to, perform or observe its respective obligations under the Loan Documents; or

                  (h) Any governmental authority or any person or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of any Borrower or the Guarantor (other than a requisition by the United States of America of the use of a Vessel or an Event of Loss); or

                  (i) Any provision of the guaranty contained in Article V or of any Loan Document heretofore delivered or after delivery thereof under
Section 3.01 or 3.02, shall for any reason cease to be valid, binding or enforceable on the respective Borrower or the Guarantor delivering the same, respectively, or any Borrower or the Guarantor shall so state in writing; or

                  (j) Any Loan Document which purports to create a lien or security interest, heretofore delivered or after delivery thereof under Section
3.01 or 3.02, shall for any reason, except to the extent permitted by the express terms thereof, cease to create, or the Agent on behalf of the Lenders shall not have, a valid and perfected first priority preferred mortgage lien on any of the Vessels described therein or a valid and perfected security interest or charge in any of the other Collateral purported to be covered thereby, enforceable in accordance with its terms, or any Borrower or the Guarantor shall take any action which shall impair any such security interests created, or intended to be created thereby; or

                  (k) Any "event of default", as said term is defined in any of the Mortgages, shall occur and be continuing; or

                  (l)      A Change of Ownership shall occur; or

                  (m) Any of the Borrowers or Guarantor shall breach any obligation for borrowed money that it has or will have in the future to the Lenders or any one of them after expiration of all applicable grace and cure periods and acceleration of any such obligations for borrowed money, then, and in any such event, the Agent on direction of the Majority Lenders (i) shall, by notice to the Borrowers, declare the Commitment to be terminated, whereupon the same shall forthwith terminate, (ii) shall, by notice to the Borrowers, declare the Loan and each Note, and all interest thereon and all other amounts payable under this Agreement, to be forthwith due and payable (except that no notice shall be required upon the occurrence of an Event of Default described in paragraph (e) of this Section 6.01) whereupon the Loan, each Note, all such interest and all such amounts shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers and the Guarantor, (iii) may exercise any and all remedies granted hereunder, under any Loan Document or by applicable law, and (iv) may, to the extent permitted by applicable law, bring suit at law, in equity, in admiralty and/or other appropriate proceedings whether for specific performance or observance of any terms or conditions contained in this Agreement or any Loan Document, for an injunction against the violation of any of the terms hereof or thereof or in aid of the exercise of any power granted hereby or thereby or by the law to recover judgment for any and all amounts due under each Note, this Agreement or any other Loan Document.

                  SECTION 6.02 ASSIGNMENTS AS SECURITY. The Earnings Assignments, the Share Mortgage, the Security Account Assignments and the Insurance Assignments, although absolute in form, are intended to create security interests. Except for rights, to receive moneys thereunder and to take action reasonably necessary to perfect their respective rights the Agent and the Lenders will not exercise or cause to be exercised any other power granted to them thereunder except after the occurrence and during the continuance of an Event of Default. Upon the final and irrevocable repayment of all amounts payable under the Loan Documents, the Agent or Mortgagee shall reassign to the Borrowers the remaining property assigned to the Mortgagee, the Agent or the Lenders by such Assignments, without any representation or warranty by or recourse to the Mortgagee, the Agent or Lenders.

                  SECTION 6.03 DISTRIBUTION OF PROCEEDS. All monies received by the Agent, the Mortgagee or any Lender under or pursuant to this Agreement or any of the Loan Documents or applicable law after the happening and continuance of an Event of Default or which are not expressly to be distributed pursuant to another provision hereof or of any Loan Document shall be applied in the manner following:

                  FIRST, so much of such monies as shall be required to pay all taxes, assessments or liens in respect of the Vessels or any Loan Document having priority over the liens or security interests in favor of the Agent, the Security Trustee, or any Lender, shall be applied to the payment of such taxes, assessments or liens;

                  SECOND, so much of such monies as shall be required to reimburse the Agent, the Mortgagee, or any Lender for any expense or other loss incurred by it in connection with the collection or distribution of such amounts including, but not limited to, the expenses of enforcement, any sale or taking, attorneys' fees and disbursements and the costs of investigation, and court costs, shall be applied to such reimbursement;

                  THIRD, so much of the monies as shall be required to pay the Agent, the Mortgagee, or the Lenders all amounts owed to them pursuant to this Agreement and the Loan Documents other than amounts specifically provided for in this Section 6.03, shall be applied to the payment of such amounts;

                  FOURTH, so much of such amounts as shall be required to pay in full the accrued but unpaid interest on the Notes to the date of distribution shall be applied to the payment of such interest;

                  FIFTH, so much of such amounts as shall be required to pay in full the unpaid principal amount of the Notes shall be applied to the payment of such principal amount; and

                  SIXTH, the balance, if any remaining, shall be distributed to the order of the Borrowers.

                  SECTION 6.04 CONTINUING SECURITY. It is declared and agreed that (a) the security created or to be created by or pursuant to this Agreement and the Loan Documents shall be held by the Agent or the Mortgagee on behalf of the Lenders as a continuing security for the payment of all monies which may at any time and from time to time be or become due and payable under this Agreement and the other Loan Documents or any of them; (b) the security so created shall not be satisfied by an intermediate payment or satisfaction of any part of the amount hereby and thereby secured; (c) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Agent, the Mortgagee, or any Lender for all of any part of the monies hereby and thereby secured; (d) every power or remedy given to the Agent, the Mortgagee, or Lender hereunder or under any of the Loan Documents shall be in addition to and not a limitation of any and every other power or remedy vested in the Agent, the Mortgagee, or the Lender hereunder or thereunder or by any law; and (e) all powers so vested in the Agent, the Mortgagee, or any Lender may be exercised from time to time and as often as the Agent, the Mortgagee, and/or any Lender may deem expedient.

                                   ARTICLE VII

                              RELATION OF LENDERS;
                         ASSIGNMENTS AND PARTICIPATIONS

                  SECTION 7.01 LENDERS AND AGENT. The general administration of this Agreement and the Loan Documents shall be by the Agent, and each Lender hereby authorizes and directs the Agent to take such action (including without limitation retaining lawyers, accountants, surveyors or other experts) or forbear from taking such action as in the Agent's reasonable opinion may be necessary or desirable for the administration hereof (subject to any direction of the Majority Lenders and to the other requirements of Section 7.04 hereof). The Agent shall inform each Lender, and each Lender shall inform the Agent, of the occurrence of any Event of Default promptly after obtaining knowledge thereof; however, unless it has actual knowledge of an Event of Default, each of the Agent and each Lender may assume that no Event of Default has occurred.

                  SECTION 7.02 PRO RATA SHARING. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loan made by it (other than pursuant to Section 2.05(b), 2.06 or 2.08) in excess of its ratable share of payments on account of the Loan obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loan made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Any Lender so purchasing a participation from another Lender pursuant to this
Section 7.02 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers or the Guarantor in the amount of such participation.

                  SECTION 7.03      SETOFF. Subject to the provisions of Section
7.02 hereof, upon the occurrence and during the continuance of any Default or Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower or the Guarantor against any and all of the obligations of the Borrowers and the Guarantor now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the

Borrowers and the Guarantor after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                  SECTION 7.04 APPROVALS. Upon any occasion requiring or permitting an approval of any amendment or modification or any consent, waiver, declaring an Event of Default or taking any action thereafter, or any other action on the part of the Agent or the Lenders under any of the Loan Documents,
(1) action may (but shall not be required to) be taken by the Agent for and on the behalf or for the benefit of all Lenders, PROVIDED (A) that no other direction of the Majority Lenders shall have been previously received by the Agent, and (B) that the Agent shall have received consent of the Majority Lenders to enter into any written amendment or modification of the provisions of any of the Loan Documents, or to consent in writing to any material departure from the terms of any Loan Documents by the Borrowers or any other party thereto or (2) action shall be taken by the Agent upon the direction of the Majority Lenders, and any such action shall be binding on all Lenders; PROVIDED FURTHER, HOWEVER, that unless all of the Lenders agree in writing thereto, no amendment, modification, waiver, consent or other action with respect to this Agreement or any of the Notes shall be effective which (a) increases the Commitment or increases the Percentage Interest of any of the Lenders, (b) reduces any commission, fee, the principal or interest owing to any Lender in respect of the Notes hereunder or the method of calculation of any thereof, (c) extends the Maturity Date or the date on which any sum in respect of the Notes is due hereunder, (d) releases any collateral, guaranty or other security, (e) amends the provisions of this Section 7.04 or the definition of Majority Lenders, or
(f) waives any condition for Borrowings set forth in Article III.

                  SECTION 7.05 EXCULPATION. The Agent shall not be liable or answerable for anything whatsoever in connection with any of the Loan Documents or other instrument or agreement required hereunder or thereunder, including responsibility in respect of the execution, delivery, perfection, priority, construction or enforcement of any of the Loan Documents or any such other instrument or agreement, or for any action taken or not taken by the Agent in any case involving exercise of any power or authority conferred upon the Agent under any thereof, except for its willful misconduct or gross negligence, and the Agent shall have no duties or obligations other than as explicitly provided herein and therein. The Agent shall be entitled to rely on any opinion of counsel (including counsel for the Borrowers or the Guarantor) in relation to any of the Loan Documents or any other instrument or agreement required hereunder or thereunder and upon writings, statements and communications received from the Borrowers or the Guarantor (including any representation made in or in connection with any Loan Document), or from any other party to any of the Loan Documents or any documents referred to therein or any other Person, firm or corporation reasonably believed by it to be authentic, and the Agent shall not be required to investigate the truth or accuracy of any writing or representation, nor shall the Agent be liable for any action it has taken or omitted to take in good faith on such reliance.

                  SECTION 7.06 INDEMNIFICATION. Each Lender agrees to indemnify the Agent, except to the extent reimbursed by the Borrowers or the Guarantor and except in the case of any suit by any Lender against the Agent resulting in a final judgment against the Agent, ratably according to the aggregate principal amount of the Notes then held by it (or if no Notes are outstanding or if any such Notes are held by Persons which are not Lenders, ratably according to the amount of its Commitment) against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (except to the extent the foregoing results from the Agent's gross negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of (y) any of the Loan Documents or any other instrument or agreement contemplated hereunder or thereunder or (z) any action taken or omitted to be taken by the Agent under any of the Loan Documents or such other instrument or agreement.

                  SECTION 7.07 AGENT AS LENDER. The Agent shall, in its individual capacity, have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an agent; the term "Lenders" shall include the Agent in its individual capacity to the extent of its Percentage Interest. The Agent and its Subsidiaries and Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers, the Guarantor and Affiliates, as if it were not the Agent.

                  SECTION 7.08 NOTICE OF TRANSFER; RESIGNATION; SUCCESSOR AGENT. (a) The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's interest in any Loan and any other instrument or agreement contemplated hereunder or thereunder for all purposes hereof unless and until a written notice of the assignment or transfer thereof, executed by such Lender and otherwise in compliance with the requirements of Section 7.10 hereof, shall have been received and accepted by the Agent. The Agent shall resign if directed by the Majority Lenders for any reason. The Agent may not resign at any time, except that, upon written notice to the Lenders and the Borrowers, the Agent may resign if in its judgement there exist or may occur reasons related to conflict of interest, a change in, or violation of, law or regulation or interpretation thereof, or such other occurrence that may prevent or impede the Agent in discharging its duties hereunder faithfully and effectively in accordance with their terms.

                  (b) Any successor Agent shall be appointed by the Majority Lenders and shall be a bank or trust company reasonably satisfactory to the Borrowers (so long as no Event of Default shall have occurred and be continuing) and the Majority Lenders. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the Agent, then such retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 7.09 CREDIT DECISION; NOT TRUSTEE. Each Lender represents that it has made, and agrees that it shall continue to make, its own independent investigation of the financial condition and affairs of the Borrowers, the Guarantor and their Affiliates, and its own appraisal of the creditworthiness of the Borrowers, the Guarantor and their Affiliates in connection with the making and performance of this Agreement and the other Loan Documents. The Agent has and shall have no duty or responsibility whatsoever on the date hereof or, except as otherwise expressly provided in this Agreement at any time hereafter, to provide any Lender with any credit or other information. Nothing herein shall (nor shall it be construed so as to) constitute the Agent a trustee for the Borrowers, the Guarantor or the Lenders or impose on it any duties or obligations other than those for which express provision is made in this Agreement or under the other Loan Documents.

                  SECTION 7.10 ASSIGNMENTS AND PARTICIPATION. (a) With the prior written approval of the Agent, which approval shall not be withheld unreasonably each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the portion of the Loan owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) unless the Borrowers shall otherwise agree with the assigning Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) that is not to a then existing Lender hereunder, shall in no event be less than One Million Dollars ($1,000,000) or such lesser amount as shall constitute all of such assigning Lender's Commitment and the outstanding principal of Notes payable to it, (iii) each such assignment shall be to an Eligible Assignee, and
(iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000. Any assignment or purported assignment not in compliance with this Section shall be void and of no effect. Without regard to any of the other terms of this Agreement or of any other agreement, any Lender may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal and/or interest on the Notes) under this Agreement to any Federal Reserve Bank of the United States without notice to or consent of the Borrowers, the Guarantor, the Agent or any other Person. In case of any assignment pursuant to this Section 7.10(a), the assignee shall not be entitled to receive the portion (if any) of any amount otherwise payable under Section 2.06 or 2.08 hereof which, on the date of the transfer exceeds the amount which would have been payable under Section 2.06 or 2.08 (as the case may be) to the assignor with respect to the rights and obligation so assigned. In the case of a transfer of any Note from the accounting records of the office of a Lender where such Note was originally recorded to the accounting records of any other office of such Lender, or a change in the location of the Paying Office from that designated as of the Closing Date, such Lender or the Agent, as the case may be, shall not be entitled to receive the portion (if any) of any amount otherwise payable under
Section 2.06 or 2.08 hereof which exceeds the amount which, on the date of the transfer would have been payable under Section 2.06 or 2.08 (as the case may be) to such Lender or the Agent, as the case may be, if such transfer or change had not been made. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, and delivery of the tax forms and other documents referred to in Section 2.08 hereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance and subject to the foregoing, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in connection with this Agreement or the execution, legality, validity, enforceability, perfection, priority, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or the Guarantor or the performance or observance by any of the Borrowers or the Guarantor of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Sections 4.01(l) and 5.01(c), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto and has attached thereto the forms referred to in paragraph 3(vii) thereof, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register (including the transfer of Notes to such Eligible Assignee by the assigning Lender) and (iii) give prompt notice and an execution counterpart thereof to the Borrowers. Within five (5) Business Days after their receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or new Notes, as the case may be, to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                  (d) The Agent shall maintain at its address referred to in Section 8.02 of this Agreement a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders, the Commitment of, and principal amount of the Loan owing and each Note payable to, each Lender from time to time and a copy of each Assignment and Acceptance delivered to and accepted by it (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Guarantor, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Guarantor or any Lender at any reasonable time and from time to time upon reasonable prior notice and each shall be entitled to make copies thereof at its expense.

                  (e) Each Lender and the Agent may grant participations to one or more banks or other entities in or to all or any part of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loan owing to it); PROVIDED, HOWEVER, that, notwithstanding the grant of any such participation by any Lender, such participation, and the right to grant such a participation, shall be expressly subject to the following conditions and limitations: (i) such Lender's obligations under this Agreement (including without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note and Loan for all purposes of this Agreement, (iv) the Borrowers, the Guarantor, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) such Lender shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments, and waivers which (a) postpone the Maturity Date or any date fixed for any payment of, or reduce any payment of, principal of or interest on such Lender's Advance or any fees or other amounts payable under this Agreement, or (b) increase the amount of such Lender's

Commitment, or (c) change the interest rate payable under this Agreement, or (d) release all or substantially all of any collateral or guaranty, PROVIDED that if a Lender agrees to any modification or waiver relating to items (a) through (d), the Borrowers, the Guarantor, the Agent and each other Lender may conclusively assume that such Lender duly received any necessary consent of each of its participants and (vi) except as contemplated by the immediately preceding clause
(v), no participant shall be deemed to be or to have any of the rights or obligations of a "Lender" hereunder.

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 7.10, disclose to the assignee, participant, or proposed assignee or participant, any information relating to the Borrowers, the Guarantor or their Affiliates furnished to such Lender by or on behalf of the Borrowers or the Guarantor, provided that the Person receiving such information undertakes not to disclose it to a third party except pursuant to, and subject to the conditions provided in, this Section 7.10.

                  (g) In the event that a Lender shall not, when requested, give its consent with respect to any matter requiring that all the Lenders agree in writing thereto under the provisions of Section 7.04 of this Agreement (each a "Non-Consenting Lender"), each such Non-Consenting Lender hereby agrees, promptly at the request of the Agent, such request having been approved by the Majority Lender, to transfer all of its rights and obligations under this Agreement to one or more Eligible Assignees as the Agent may designate by executing and delivering an Assignment and Acceptance in the manner provided in
Section 7.10, such transfer to be effective upon payment to such Non-Consenting Lender of all amounts owing to it to the date of transfer under this Agreement, PROVIDED, HOWEVER, that in connection with any such transfer, the Borrowers shall pay the Agent's processing and recordation fee under Section 7.10(a).

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01 AMENDMENTS. No amendment, supplement or modification to this Agreement shall be enforceable against the Borrowers unless the same shall be in writing and signed by the Borrowers and the Guarantor. No amendment or waiver of any provision of this Agreement or any instrument delivered hereunder, nor consent to any departure by the Borrowers or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and, to the extent required by Section 7.04 hereof, the Majority Lenders or each Lender, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 8.02 NOTICES. All notices, demands and other communications provided for hereunder shall be in writing and mailed, telecopied or delivered, if to any of the Borrowers or the Guarantor at its respective addresses set forth below its signature herein written; and if to a Lender or the Agent, at its address set forth below its signature herein written; or, as to each party, at such other address as shall be designated by such party in a notice to the other parties hereto. All such notices and communications shall, when mailed, telecopied be effective upon the earliest of (i) actual receipt, (ii) seven days from the date when deposited in the mails, or (iii) when (on a Business Day and during normal business hours at the addressee's address) transmitted by telecopy except that notices and communications to the Agent or any Lender pursuant to Article II hereof shall not be effective until received by the Agent or such Lender.

                  SECTION 8.03 NO WAIVER; REMEDIES. Regardless of any fact known or investigation undertaken by the Agent or any Lender, no failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04 COSTS, EXPENSES, FEES AND INDEMNITIES. (a) The Borrowers agree to pay on demand, whether or not the Loan Documents are executed (i) in connection with the preparation, execution, and delivery of this Agreement and the instruments and other documents to be delivered hereunder, (y) the reasonable fees and out-of-pocket expenses of Holland & Knight LLP, as special counsel for the Agent and the Lenders (and Appleby, Spurling & Kempe, Hunter & Hunter and any other local counsel retained by such firm) with respect to the closing of the Transaction and (z) all other costs and expenses of the Lenders and the Agent (other than any other legal fees, any out-of-pocket expenses and related expenses incurred by them) and (ii) after the Closing Date, all costs and expenses (including reasonable fees and expenses of any counsel) in connection with the administration of this Agreement and the other instruments and documents to be delivered hereunder, including, without limitation, subsequent amendments to or waivers of the Loan Documents or requests by the Borrowers or the Guarantor relating thereto. The Borrowers shall not be liable to any Lender in respect of any costs or expenses incurred in connection with any assignment or grant of participation under Section 7.10 hereof. The Borrowers further agree to pay on demand all losses, costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the instruments and other documents delivered hereunder, including, without limitation, losses, costs and expenses sustained as a result of a Default by any Borrower or the Guarantor in the performance of its obligations contained in this Agreement or any instrument or document delivered hereunder, or arising out of any bankruptcy proceedings.

                  (b) If, for any reason, including maturity or demand of the Loan under Article VI, in whole or in part, the Agent or any of the Lenders receives payment of principal of or interest on the Loan on any day other than the last day of the Interest Period for the Loan permitted under this Loan Agreement the Borrowers shall pay to the Agent on behalf of the Lenders on demand any amounts required to compensate the Lenders for any breakage costs

(including costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds in respect of such payment) and any additional losses, costs or expenses which any Lender may incur as a result of such payment, PROVIDED THAT the Lender shall have delivered to the Agent and the Borrowers, as the case may be, a certificate as to the amount of such breakage costs, additional losses, costs or expenses, which certificate shall be binding, absent manifest error, except that the failure of the Lender to provide such certificate shall in no way relieve the Borrowers of their obligations under this Section 8.04(b).

                  (c) Each of the Borrowers, jointly and severally, agree to indemnify and hold harmless each of the Lenders and the Agent, and their respective Affiliates, directors, officers, employees, agents, representatives, counsel and advisors (each an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel and the costs of investigation and defense thereof) which may be incurred by or asserted or awarded against any Indemnified Party, in each case based upon, arising out of or in connection with or by reason of, the Transaction, including, without limitation, any act or failure to act by the Agent where such act or failure to act was taken pursuant to the Borrowers' or Guarantor's request or any transaction contemplated by this Agreement or any Loan Document, whether or not any Advance hereunder is made, except to the extent that such claim, damage, loss, liability or expense results from the gross negligence or willful misconduct of such Indemnified Party. The indemnities of this Agreement shall survive the termination of this Agreement and the other Loan Documents.

                  SECTION 8.05 JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any instrument delivered hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent or the Lender, as the case may be, could purchase Dollars with such other currency on the Business Day preceding that on which final judgment is given.

                  (b) The obligation of the Borrowers and the Guarantor in respect of any sum due from them to the Agent or any Lender hereunder or under such instrument shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender of any sum adjudged to be so due in such other currency the Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than the sum originally due to the Agent or such Lender, as the case may be, in Dollars, the Borrowers and the Guarantor agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender, as the case may be, against such loss, and if the Dollars so purchased exceed the sum originally due to the Agent or such Lender in Dollars, the Agent or such Lender shall remit such excess to the Borrowers and the Guarantor.

                  SECTION 8.06 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. (a) Each of the Borrowers and the Guarantor hereby irrevocably submits to the jurisdiction of any New York State court sitting in New York County and to the jurisdiction of the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement or any Note or any other Loan Document, and the Borrowers and the Guarantor hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Borrowers and the Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Borrowers and the Guarantor hereby irrevocably appoints Poles, Tublin, Patestides & Stratakis, LLP (the "Process Agent"), with an office on the date hereof at 46 Trinity Place, New York, New York 10006, United States, as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrowers and the Guarantor in care of the Process Agent (or any successor thereto, as the case may be) at such Process Agent's above address (or the address of any successor thereto, as the case may be), and each Borrower and the Guarantor hereby irrevocably authorizes and directs the Process Agent (and any successor thereto) to accept such service on its behalf. Each of the Borrowers and the Guarantor shall appoint a successor agent for service of process should the agency of Poles, Tublin, Patestides & Stratakis, LLP terminate for any reason, and further shall at all times maintain an agent for service of process in New York, New York, so long as there shall be outstanding any Obligations under the Loan Documents. Each of the Borrower and the Guarantor shall give notice to the Agent of any appointment of successor agents for service of process, and shall obtain from each successor agent a letter of acceptance of appointment and promptly deliver the same to the Agent. As an alternative method of service, each of the Borrowers and the Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 8.02 hereof. Without waiver of its rights of appeal permitted by relevant law, each of the Borrowers and the Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this Section 8.06 shall affect the right of the Agent, the Mortgagee, or any Lender to serve legal process in any other manner permitted by law, or affect the right of the Agent, the Mortgagee, or any Lender to bring any action or proceeding against any Borrower, the Guarantor or their respective properties in the courts of any other jurisdiction.

                  (c) To the extent that any of the Borrowers or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Borrowers and the Guarantor hereby irrevocably waives such immunity in respect of its Obligations under this Agreement and the Notes.

                  SECTION 8.07 BINDING EFFECT; MERGER; SEVERABILITY; GOVERNING LAW. (a) This Agreement shall become effective when it shall have been executed by the Borrowers, the Guarantor, and the Agent and when the Agent shall have been notified by each Lender that such Lender has executed it, and thereafter this Agreement shall be binding upon, and shall inure to the benefit of the Borrowers, the Guarantor, the Agent and each Lender, and their respective successors and assigns, except that the Borrowers and the Guarantor shall not have the right to assign their rights hereunder or any interest herein. Each Lender may, to the extent permitted under this Agreement, assign to any other financial institution all or any part of, or any interest in, the Lender's rights and benefits hereunder and under any instrument delivered hereunder, and to the extent of such assignment such assignee shall have the same rights and benefits against the Borrowers and the Guarantor as such assignee would have had if it were an original Lender hereunder.

                  (b) The Loan Documents, together with all attachments and exhibits to each of them and all other documents referenced herein and therein, and delivered hereunder and thereunder and pursuant hereto and thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous written and oral understandings and agreements related thereto among the parties.

                  (c) If any word, phrase, sentence, paragraph, provision or section of the Loan Documents shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority, statute, or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of the Loan Documents, which shall otherwise remain in full force and effect and be enforced in accordance with their respective terms.

                  (d) This Agreement has been delivered in New York, New York. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  SECTION 8.08 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient and by each party hereto on separate counterparts, each of which, when so executed, shall be deemed as original, but all such counterparts shall constitute but one and the same agreement.

                  SECTION 8.09 WAIVER OF JURY TRIAL. BY ITS SIGNATURE BELOW WRITTEN EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS HEREIN DESCRIBED OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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                                       59

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a Deed by their respective officers thereunto duly authorized, as of the date first above written.

EXECUTED as a Deed by                                        EXECUTED as a Deed by
GENMAR GABRIEL LTD.                                          GENMAR ZOE LTD.
         as Borrower                                                  as Borrower

By:__________________________________                        By:__________________________________
     Name:   John P. Tavlarios                                    Name:   John P. Tavlarios
     Title:   Attorney-in-Fact                                    Title:   Attorney-in-Fact
     Address                                                      Address:
     c/o General Maritime Corporation                             c/o General Maritime Corporation
     730 Fifth Avenue                                             730 Fifth Avenue
     New York NY 10019                                            New York NY 10019

     Attention:                                                   Attention:
     Peter C. Georgiopoulos                                       Peter C. Georgiopoulos
     Telephone:       (212) 698-9630                              Telephone:       (212) 698-9630
     Telecopy:        (212) 698-9628                              Telecopy:        (212) 698-9628
in the presence of                                           in the presence of

_____________________________________                        _____________________________________
Witness                                                      Witness

EXECUTED as a Deed by                                        EXECUTED as a Deed by
GENMAR MACEDON LTD.                                          GENMAR SPARTIATE LTD.
         as Borrower                                                  as Borrower

By:__________________________________                        By:__________________________________
     Name:   John P. Tavlarios                                    Name:   John P. Tavlarios
     Title:   Attorney-in-Fact                                    Title:   Attorney-in-Fact
     Address:                                                     Address:
     c/o General Maritime Corporation                             c/o General Maritime Corporation
     730 Fifth Avenue                                             730 Fifth Avenue
     New York NY 10019                                            New York NY 10019

     Attention:                                                   Attention:
     Peter C. Georgiopoulos                                       Peter C. Georgiopoulos
     Telephone:       (212) 698-9630                              Telephone:       (212) 698-9630
     Telecopy:        (212) 698-9628                              Telecopy:        (212) 698-9628
in the presence of                                           in the presence of

_____________________________________                        _____________________________________
Witness                                                      Witness


EXECUTED as a Deed by                                        EXECUTED by
AJAX II, L.P.                                                CHRISTIANIA BANK OG KREDITKASSE ASA,
         as Guarantor                                             NEW YORK BRANCH,

By Ajax II, LLC.                                                           as Agent
         its Managing General Partner

                                                             By:___________________________________
By:__________________________________                             Name
     Name:   Peter C. Georgiopoulos                               Title:
     Title:   Member                                         By:___________________________________
     Address:                                                     Name:
     c/o General Maritime Corporation                             Title:
     730 Fifth Avenue                                             Address:     11 West 42nd Street
     New York NY 10019                                                         7th Floor
                                                                               New York, NY  10036

     Attention:                                                   Attention:   Hans Chr. Kjelsrud
     Peter C. Georgiopoulos                                       Telephone:   (212) 827-4800
     Telephone:       (212) 698-9630                              Telecopy:    (212) 827-4888
     Telecopy:        (212) 698-9628                         in the presence of

in the presence of

                                                             _____________________________________
_____________________________________                        Witness
Witness


EXECUTED by                                                  EXECUTED by

CHRISTIANIA BANK OG KREDITKASSE ASA,                         CHRISTIANIA BANK OG KREDITKASSE ASA,
     NEW YORK BRANCH, as Lender                                   NEW YORK BRANCH, as Arranger

By:___________________________________                       By:___________________________________
     Name                                                         Name
     Title:                                                       Title:

By:___________________________________                       By:___________________________________
     Name:                                                        Name:
     Title:                                                       Title:
     Address:     11 West 42nd Street                             Address:     11 West 42nd Street
                  7th Floor                                                    7th Floor
                  New York, NY  10036                                          New York, NY  10036

     Attention:    Hans Chr. Kjelsrud                             Attention:   Hans Chr. Kjelsrud
     Telephone:    (212) 827-4800                                 Telephone:   (212) 827-4800
     Telecopy:     (212) 827-4888                                 Telecopy:    (212) 827-4888

in the presence of                                           in the presence of

_____________________________________                        _____________________________________
Witness                                                      Witness




EXECUTED by                                                  EXECUTED by
DEUTSCHE SHIFFSBANK AKTIENGESELLSCHAFT,                      HAMBURGISCHE LANDESBANK- GIROZENTRALE,
 as Lender                                                    as Lender

By:__________________________________                        By:___________________________________
     Name:                                                        Name:
     Title:                                                       Title:
     Address:     Domshof 17                                      Address:     Gerhart-Hauptmann-
                  D-28195 Bremen                                               Platz 50
                  Federal Republic of                                          D-20095 Hamburg
                  Germany                                                      Federal Republic of
                                                                               Germany

     Attention:                                                   Attention:
     Malte Schulte-Trux/                                          Marco Gowers/
     Hans Peter Martin                                            Uta Urbaniak
     Telephone:   011 49 421 3609 203                             Telephone:   011 49 40 3333 2668
                  011 49 421 3609 236                                          011-49 40 333 1769
     Telecopy:    011 49 42 1323 539                              Telecopy:    011 49 40 3333 3069
in the presence of                                           in the presence of

_____________________________________                        _____________________________________
Witness                                                      Witness

EXECUTED by
VEREINS- UND WESTBANK AG,
         as Lender

By:__________________________________
     Name:
     Title:
     Address:     Alter Wall 22
                  D-20457 Hamburg
                  Federal Republic of
                  Germany

     Attention:
     Ingmar Loges/Kai-Uwe Hopfner
     Telephone:  011 49 40 3692 1779
                 011 49 40 3692 3676
     Telecopy:   011 49 40 3692 3696
in the presence of

_____________________________________
Witness

Percentage              Maximum
Interest                Commitment                           Lender
----------------------  -----------------------------------  -----------------------------------------------------
30.36%                  US$21,250,000                        CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH
                                                             11 WEST 42ND STREET, 7TH FLOOR
                                                             NEW YORK, NY 10036

30.36%                  US$21,250,000                        HAMBURGISCHE LANDESBANK - GIROZENTRALE
                                                             GERHART-HAUPTMANN-PLATZ 50
                                                             D-20095 HAMBURG
                                                             FEDERAL REPUBLIC OF GERMANY

25.00%                  US$17,500,000                        VEREINS- UND WESTBANK AG
                                                             ALTER WALL 22
                                                             D-20457 HAMBURG
                                                             FEDERAL REPUBLIC OF GERMANY

14.28%                  US$10,000,000                        DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT
                                                             DOMSHOFF 17
                                                             D-28195 BREMEN
                                                             FEDERAL REPUBLIC OF GERMANY

100%                    US$70,000,000

                                                                      SCHEDULE I
                                                                          to the
                                                                Credit Agreement

Name of Bank Office                                    Lending Office
-----------------------------------------------------  -------------------------------------
CHRISTIANIA BANK OG KREDITKASSE, ASA, NEW              11 West 42nd Street
YORK BRANCH                                            7th Floor
                                                       New York, NY  10036
                                                       Telephone:        (212) 827-4800
                                                       Telex:            824-717
                                                       Answerback:       CBNY UF
                                                       Telecopy:         (212) 827-4888

DEUTSCHE SHIFFSBANK AKTIENGESELLSCHAFT                 Domshof 17
                                                       D-28195 Bremen
                                                       Federal Republic of Germany
                                                       Telephone:        49 421 3609 203
                                                                         49 421 3609 236
                                                       Telecopy:         49 421 3235-39

HAMBURGISCHE LANDESBANK- GIROZENTRALE                  Gerhart-Hauptmann-Platz 50
                                                       D-20095 Hamburg
                                                       Federal Republic of Germany
                                                       Telephone:        49 40 3333-2668
                                                                         49 40 3333 4769
                                                       Telecopy:         49 40 3333-3069

VEREINS- UND WESTBANK AG                               Alter Wall 22
                                                       D-20457 Hamburg
                                                       Federal Republic of Germany
                                                       Telephone:        49 40 3692-1779
                                                                         49 40 3692-3676
                                                       Telecopy:         49 40 3692-3696

                                                                     SCHEDULE II
                                                                          to the
                                                                Credit Agreement

List of Shipbrokers
-------------------

Fearnleys

Braemar

R.S. Platou

Lorentzen & Stemoco

Clarkson